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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 8, 2002
                                                 -------------------------------

                           EXCALIBUR INDUSTRIES, Inc
         -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                         0-30291                 65-0735872
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)

           16825 NORTHCHASE DRIVE, SUITE 630 HOUSTON, TEXAS 77060
           ---------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

Registrant's telephone number, including area code:    (281) 877-9700
                                                   ------------------

                     GLOBAL REALTY MANAGEMENT GROUP, INC.,
                      -------------------------------------
              1221 BRICKELL AVENUE, SUITE 900, MIAMI, FLORIDA 33131
              -----------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         See Item 2.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         This report amends the current report which we filed on April 23, 2002 under our former name, Global Realty Management Group, Inc. As described in Item 5 below, we reincorporated in Delaware and changed our name to Excalibur Industries, Inc, on June 10, 2002.

         MERGER WITH EXCALIBUR HOLDINGS, INC. On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and our wholly owned subsidiary, merged with and into Excalibur Holdings, Inc., a Texas corporation. As a result of the Excalibur Holdings merger, each outstanding share of Excalibur Holdings common stock was converted into one share of our common stock, each outstanding share of Excalibur Holdings Series A preferred stock was converted into one share of our Series A preferred stock, each outstanding share of Excalibur Holdings Series B preferred stock was converted into one share of our Series B preferred stock, and the outstanding shares of GRMG Acquisition Corp. were converted into 100 shares of Excalibur Holdings, making Excalibur Holdings our wholly owned subsidiary. In total, we issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Excalibur Holdings shareholders pursuant to the merger. On May 22, each share of Series A and Series B preferred stock automatically converted into one share of our common stock.

                            THE BUSINESS OF EXCALIBUR

GENERAL

         We are a metal fabrication and specialty manufacturing company that designs, manufactures and assembles steel components and products for power generation, aerospace, petrochemical and energy industries. We seek to increase sales and growth opportunities by creating synergies among our four subsidiaries and minimize risks by maintaining diversified customer bases and business cycles.

         We operate through four operating subsidiaries: Excalibur Steel, Excalibur Aerospace (which does business as Aero Weld), Excalibur Services and Shumate Machine Works. Our operations include the following: (i) fabrication of structural steel components on a high volume basis; (ii) design and manufacture of aircraft training devices used for civil aviation, military and counter-terrorism sectors; (iii) fabrication and production of pressure vessels and heat exchangers; and (iv) close tolerance machining of steel alloy components and product assemblies for oil services applications.

OUR MARKET OPPORTUNITY

         The primary markets for our products are the power generation, aerospace and defense, petrochemical and energy industries. Customers in these industries demand high quality products, timely delivery and excellent customer service. They also demand high levels of precision in the products they purchase. Each industry we intend to serve has its own unique demands.

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         POWER GENERATION. According to the Annual Energy Outlook of the U.S.
Department of Energy's Information Administration, 1,310 new power plants with a total of 393 gigawatts of capacity are projected to be needed by 2020 to meet growing demand and to offset retirements. The report also indicates that demand for power generation internationally will increase at an even more rapid rate than in the United States. We anticipate that this demand for additional power plants will provide us with an opportunity to supply more steel components to our existing power generation customers as well as to develop new customers.

         AEROSPACE AND DEFENSE. The aerospace and defense industries require aircraft training devices in order to train commercial and military pilots and other flight personnel. We believe that the demand for aircraft training devices will continue, particularly as the commercial aviation industry becomes subject to stricter federal aviation regulations and standards. Although spending by commercial airlines for training devices has decreased in recent months, we believe that demand for these devices will increase over the long term. We also foresee that increased spending in the military sector will continue to provide new opportunities for us.

         In addition, in response to the terrorist attacks of September 11, 2001, President Bush has proposed a $38 billion HomeLand Defense/Security Budget. We believe that if the HomeLand Defense Budget is passed, it will provide additional demand for products such as flight simulators, counter-terrorist trainers and other anti-terrorist training devices. The proposed HomeLand Defense Budget allocates $3.5 billion for municipalities and local fire and police training. We believe that municipalities will use a portion of these funds to obtain cabin trainers and other training equipment for "first responder" training. We also believe that there has been a heightened demand for components used to upgrade airline cockpit door security and other anti-terrorist aviation equipment.

         ENERGY. According to the 2001 Ziff Energy Group Gas Industry Outlook, energy producers are forecasting increases in demand for oil and gas over the next five years. We believe that energy exploration will expand during this period, which would create additional demand for close tolerance machining of component parts used in drilling equipment and production facilities.

         PETROCHEMICAL. The Environmental Protection Agency estimates that $27 billion will be spent to bring industrial facilities into compliance with the Clean Air Act over the next several years. Modernization, expansion and retrofitting of existing facilities to reduce airborne emissions will require substantial amounts of fabricated steel products. Construction of new plants should also create significant demand for fabricated steel products.

OUR OPERATING SUBSIDIARIES

         EXCALIBUR STEEL fabricates structural steel. It has a base of long term customers, and it operates in what we project to be an expanding market. Excalibur Steel focuses on manufacturing components for power generation, distribution and transmission. Our manufacturing process includes receiving raw steel, performing a series of steps, including cutting, bending, and drilling to

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specifications, and then fitting and welding the component pieces. Our products include ducting systems for the inlet sides of gas turbines, silencer panels for reduction of noise with turbines and stainless steel piping used with high pressure steam. Excalibur Steel employs 120 people and its facility is approximately 90,000 square feet. Excalibur Steel's customers include J&G Steel Corporation, Woolslayer Co., BTI, Inc., and KCI, Inc.

         EXCALIBUR AEROSPACE d.b.a. Aero Weld has specialized for 23 years in the highly precise design, fabrication and assembly of military and civil aircraft training equipment. These products include flight simulators, counter-terrorist trainers, hostage rescue trainers, emergency evacuation trainers and pilot flight training devices built to the needs of the commercial airlines, military, defense contractors and law enforcement agencies. Excalibur Aerospace's expertise includes close tolerance machining, specialty fabrication and engineering design. Excalibur Aerospace has manufactured and installed a full-scale Boeing airline cabin mock-up for the Federal Bureau of Investigation which is now used for counter-terrorism and hostage rescue training at its headquarters in Quantico, Virginia. Excalibur Aerospace is a leading sub-contractor for Berkshire Hathaway's Flight Safety International, a leading flight simulator training company. Excalibur Aerospace builds the hardware and motion systems for flight simulation used for pilot training. Excalibur Aerospace is a supplier to commercial airlines and airframe manufacturers such as Airbus. Historically, we achieved sales mainly through referral marketing without a dedicated sales force. We have added a technically trained sales force at the Excalibur Aerospace subsidiary to appropriately market these products. Recently, we recruited a business development manager with industry experience for Excalibur Aerospace. Excalibur Aerospace employs about 55 people and has approximately 80,000 square feet of manufacturing space. Our customers include the FBI, Flight Safety International, Singapore Airlines, Korean Airlines, American Airlines, Northwest Airlines, Delta Airlines and the United States military.

         EXCALIBUR SERVICES designs, fabricates and manufactures pressure vessels, heat exchangers and structural components for the oil, chemical, petrochemical, power generation and pulp and paper industries. This equipment maximizes energy conservation in the plants used in these industries while meeting Environmental Protection Agency guidelines. The manufacture of pressure vessels and heat exchangers involves welding to high standards of quality control that usually requires certifications, pressure-testing and x-ray inspection. Excalibur Services is code certified by the American Society of Mechanical Engineers (ASME) to meet these requirements. Excalibur Services began operations in November 2001 when we purchased selected equipment and inventory from RedHawk Industries in Tulsa, Oklahoma. We also hired key employees for this subsidiary and have begun a sales and marketing effort. As an ASME certified company, Excalibur Services provides complementary services to the other Excalibur subsidiaries which were formerly outsourced. Current customers of Excalibur Services include BDT Engineering, Braden Manufacturing, Phillips Petroleum, Gas Tech, Inc. and the AES Corporation.

         SHUMATE MACHINE WORKS specializes in providing close tolerance machining of components and entire product assemblies for the energy industry. In addition, Shumate produces complex assemblies for downhole operations under extreme environmental conditions for oil and gas exploration. These parts typically involve the machining of exotic alloys with high densities. Shumate

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has a diverse customer base, including BHI-Inteq Enventure, a Halliburton/ Shell joint venture, Oceaneering Intervention Engineering, Baker Hughes, Texas Oil Tools and Canrig Drilling Technology. Shumate is a major supplier for BHI-Inteq Enventure's proprietary down-hole casing modification equipment, which requires precision machining of tool steel. We project demand for this equipment to grow, and we believe that we are well positioned to increase market share in this area. This subsidiary employs 30 people at an 18,000 square foot plant in Magnolia, Texas, outside of Houston. Shumate's facility features exceptional capabilities for large diameter precision machining, with 95% of all processes being computer-numeric controlled.

STRATEGY

         Our goal is to become a leading steel fabrication and specialty manufacturing company with a national presence, to manufacture higher value, precision machined steel components and to increase our position in our selected market niches. We intend to achieve these objectives through the following strategic efforts:

         ACCELERATING INTERNAL SALES GROWTH. A key component of our strategy is to accelerate internal sales growth at each of our operating subsidiaries. The following are the key elements of this internal growth strategy:

         o ADD NEW CUSTOMERS. There are numerous potential opportunities to expand our customer base in each of the industries we serve. Our operating companies performed little pro-active marketing before we acquired them. We are implementing aggressive marketing programs that will utilize professional marketing services and adopt best practices among our operating companies to identify, obtain and maintain new customers. In addition, we intend to increase our visibility through trade shows, associations and publications.

         o BUILD OUR SALES FORCE. We are installing a well-trained, technically competent sales force that we believe will be able to obtain long-term contracts from existing and new customers in our core industries. Our sales force calls on current and prospective customers to leverage our new combined capabilities.

         o CROSS-COMPANY CUSTOMER REFERRALS. We intend to grow our sales by leveraging our relationships and approved vendor status with our customers and sharing them across our companies.

         o MARKET MORE COMPLETE SOLUTIONS. We will seek to leverage the expanded capabilities of our combined operating subsidiaries by bidding on and obtaining jobs that require a broader suite of capabilities.

         o EXPAND OUR PRODUCTS AND SERVICES. We believe that there are significant opportunities to accelerate internal growth by expanding our products and services along our core competencies. For example, Excalibur Aerospace is expanding its training and simulator business to other areas which may include military applications as well as cranes, tractor

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                  trailers and law enforcement trainers. Excalibur Steel is
                  complementing its current core busineess with higher margin piping opportunities. Excalibur Services is expanding their petrochemical products to add a field services unit for the anticipated increase of refit work on refineries.

         IMPROVE OPERATING MARGINS. We believe that there are significant opportunities within our operating subsidiaries to increase profitability. The following are the key components of this strategy:

         o PURSUE HIGHER MARGIN COMPLEMENTARY BUSINESS LINES. We seek to expand the products and services that we produce for our customers. Our overall goal is to develop new, complementary business lines that carry higher margins and appeal to broader customer bases.

         o ROUTE PRODUCTION TO LEAST COST AREAS. The capabilities of our different operating companies allow us to route production components of a job to the most efficient cost center across the enterprise. In addition, we will seek to distribute variances in demand across our subsidiaries so that we may maximize machinery use capacity while still meeting customer delivery requirements.

         o REDUCE OUTSOURCING. Our strategy to internally route production to least-cost areas and maximize the combined capabilities and capacity of our subsidiaries should reduce the need for outsourcing of production components.

         o INCREASE OPERATING EFFICIENCIES. The consolidation of our operating subsidiaries under our corporate umbrella presents opportunities to achieve operating efficiencies and cost savings. We intend to use our increased purchasing power to gain volume discounts and to develop more effective inventory management systems. We expect measurable cost savings in such areas as inventory control, vehicle leasing and maintenance, information systems and relationships with key suppliers. Moreover, we are reviewing our operating and training programs at each company to identify those best practices that can be successfully implemented throughout our enterprise.

         o CONSOLIDATE DUPLICATE ADMINISTRATIVE FUNCTIONS. There are also opportunities to improve operating margins by consolidating where appropriate administrative functions such as financing, marketing, insurance, human resources and employee benefits, accounting and risk management.

         EXPANDING THROUGH STRATEGIC ACQUISITIONS. We believe that the steel fabrication and specialty manufacturing industry is highly fragmented, with as many as 54,000 participants, 5,800 of which operate in the states of Louisiana, New Mexico, Oklahoma and Texas and many of which are small-scale owner/operators. Strategically, we intend to acquire companies that offer complementary products and services to those industries which we currently serve as well as companies that provide access to new industries. This will enable us to continue expanding our broad capabilities, production and value-added products and services for our customers. Where appropriate, we will seek to acquire companies located in markets where we currently operate to increase utilization at existing facilities, thereby improving operating efficiencies and more effectively using capital without a proportionate increase in administrative costs.

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SALES AND MARKETING; CUSTOMERS

         Our operating subsidiaries have developed and maintained long term relationships with their existing customers. In addition, we intend to expand our market presence by installing a professional sales and marketing staff. This sales team focuses on identifying new prospective customers in the industries which we currently service. Working closely with in-house engineering and estimating, the sales team strives to create a value added solution driven by the customer's needs. The combined capabilities of our subsidiaries allow us to offer more complete solutions than those of our individual competitors. We use a variety of methods to identify these target customers, including the utilization of databases, direct mail and participation in manufacturers' trade shows. These efforts supplement our operating subsidiaries' traditional sales and marketing efforts of customer referrals and territory canvassing. Once a target customer is identified, our salespeople assume responsibility for visiting the appropriate person at the target, typically the purchasing manager, manager of operations or chief engineer and explain the potential advantages of our products and services and our commitment to service and quality.

         We focus on maintaining existing customer relationships by receiving and soliciting individual orders and responding to inquiries by customers. We also focus on identifying target customers and calling on them to explain our products services. The sales force is trained and knowledgeable about the characteristics and applications of our various products as well as our manufacturing methods. Our high level of interaction with our customers provides us with meaningful feedback and information about sales opportunities.

         Nearly all of our sales are on a negotiated price basis. In some cases, sales are the result of a competitive bid process where a customer sends us and several competitors a list of products required, and we submit a bid on each product. Frequently, the ability to meet customer delivery schedules is a significant aspect of winning a bid, and the combined capabilities of our subsidiaries often allows us to out-perform other competitors.

         We have a diverse customer base of more than 51 customers. We believe that our long term relationships with many of our customers will contribute significantly to our success.

COMPETITION

         We are engaged in highly fragmented and competitive industries. Competition is based primarily on quality, service, price, timeliness and geographic proximity. We compete with a large number of other steel fabricators and manufacturers on a regional and local basis, many of which may have greater financial resources than us, several of which are public companies. We also compete to a lesser extent with producers of plastics and other materials that may be used in place of metal in some manufactured products. We believe that we are able to compete effectively by defining and understanding customer and market needs, using our technology base to develop new product applications that

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meet those needs, communicating and demonstrating the technical advantage of our products and building long-term relationships with our customers. We also believe that, because we will achieve economies of scale with our combined operating subsidiaries, we will be able to take on larger projects that require higher levels of complex machining without the need to invest in additional capital equipment.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

         Our operations are subject to a number of federal, state and local regulations relating to the protection of the environment and to workplace health and safety. In particular, our operations are subject to extensive federal, state and local laws and regulations governing waste disposal, air and water emissions, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. Hazardous materials used in our operations include lubricants, cleaning solvents and hydrochloric acid.

         We believe that we are in substantial compliance with all such laws and do not currently anticipate that we will be required to expend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. However, some of the properties leased by us are located in areas with histories of heavy industrial use.

         Although no environmental claims have been made against us and we have not been named as a potentially responsible party by the Environmental Protection Agency or any other party, it is possible that we could be identified by the EPA, a state agency or one or more third parties as a potentially responsible party under CERCLA or under analogous state laws. If so, we could incur substantial litigation costs to prove that we are not responsible for the environmental damage. We have obtained limited indemnities from the founders of each of our operating subsidiaries. We believe that these indemnities will be adequate to protect us from a material adverse effect on our financial condition should we be found to be responsible for a share of any clean-up costs. The limited indemnities are subject to certain deductible amounts, however, and there can be no assurance that these limited indemnities will fully protect us.

SAFETY

         We are committed to focusing and emphasizing safety in the workplace. We currently have a variety of safety programs in place, which include regular weekly or monthly field safety meetings, bonuses based on an employee's or a team's safety record and training sessions to teach proper safety work procedures. We plan to establish "best practices" throughout all of our operations to ensure that all employees comply with safety standards that we establish and to ensure our full compliance with federal, state and local laws and regulations. In addition, we intend to continue to emphasize the need for an accident-free workplace.

RISK MANAGEMENT, INSURANCE AND LITIGATION

         The primary risks in our operations are property damage, workers' compensation and third-party bodily injury. We maintain insurance above certain self-insured limits for liability for bodily injury, third-party property damage and workers' compensation, all of which we consider sufficient to insure against these risks.

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         We are not party to any legal proceeding other than routine litigation incidental to the business.

EMPLOYEES

         We currently employ approximately 247 people in operations in Tulsa, Oklahoma and Magnolia, Texas. Of the total, 29 are in administration, 17 are in sales, marketing and distribution, and 201 are in fabrication, manufacturing and production. None of our employees are represented by a labor union, and we have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider our relations with our employees to be good.

PROPERTIES

         Our executive offices are located in Houston, Texas and consist of approximately 3,080 square feet of leased space. We lease this space pursuant to a written 18 month lease expiring August 31, 2003 at the rate of $6,160 per month. We lease over 250,000 square feet of manufacturing facilities in the Tulsa, Oklahoma region. We lease this space pursuant to written leases with an average term of two years at a rate totaling $25,700 per month. We lease over 18,000 square feet of manufacturing facilities in Magnolia, Texas. We lease this space at the rate of $5,000 per month.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION

         This current report and the previous disclosure contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended and in effect from time to time. The words "anticipates," "expects," "intends," "plans," "believes," "seek," and "estimate" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, the and feature, benefits and performance of our current and future products and services, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, customer concentration risk, difficulties in refinancing short term debt, difficulties in consolidating the operations of our operating subsidiaries, difficulties in accelerating internal sales growth, difficulties identifying and acquiring complementary businesses, restrictive covenants in our existing credit facilities, fluctuations in metals prices, general economic conditions in markets in which we do business, extensive environmental and workplace regulation by federal and state agencies and other general risks related to our common stock Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

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                      OUR DIRECTORS AND EXECUTIVE OFFICERS

         As a result of the merger, our former directors and executive officers have resigned, and we have appointed the following persons as directors and executive officers:

         WILLIAM S.H. STUART is the Chairman of the Board and our Chief Executive Officer. Mr. Stuart was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From August 1998 to December 2000, Mr. Stuart served as CEO of Crescent Technology, Inc. a Houston, Texas based privately held wireless Internet service provider. From April 1992 to March 1998, he served as Chairman, CEO and President of Bluegate Systems, Inc., a privately held full service network integration company located in Houston, Texas. In April 1998, Bluegate sold to EqualNet Inc., a Nasdaq small cap company, where Mr. Stuart served as Vice President from April 1998 to August 1998. Prior to that, Mr. Stuart served as Vice President and General Manager of MultiNet, Inc., from 1990 to 1992, which was a privately held systems integration firm located in Houston, Texas.

         MATTHEW C. FLEMMING is a Director and our Chief Financial Officer, Treasurer, Secretary and Executive Vice-President. Mr. Flemming was a co-founder of Excalibur Holdings and has been involved with all of its acquisitions. From June 1999 to March 2001, he served as Chief Executive Officer of WorldByNet, Inc. a Houston, Texas based privately held Internet start-up company. From January 1994 to May 1999, Mr. Flemming served as Chief Executive Officer of FARO Pharmaceuticals, Inc., a privately held specialty products company. From May 1991 to December 1993, he was a Series 7 licensed financial advisor with Eppler, Guerin and Turner, the largest regional investment banking firm in the Southwest at that time. Mr. Flemming received a Bachelor of Arts in Finance from the University of Houston.

         DWAYNE C. LEWIS is a Director and our Chief Operating Officer. Mr. Lewis was a founder, owner and the Chief Executive Officer of Excalibur Steel since its inception in 1997. Prior to founding Excalibur Steel, Mr. Lewis was the Chief Field Engineer at Osborn Engineering from 1993 to 1997, where he oversaw all aspects of the design process and field implementation services. Mr. Lewis received a Bachelor of Science in Civil Engineering from Alberta University.

         AUBREY EARL SWIFT is a Director. Mr. Swift is the founder of Swift Energy Company, whose shares of common stock are traded on the New York Stock Exchange, and he has served as the Chairman of its board of directors since its founding in 1979. Mr. Swift also served as Swift Energy's Chief Executive Officer until May 2001. From 1962 to 1979, Mr. Swift was employed by affiliates of American Natural Resources Company, serving his last three years as vice president of Exploration and Production for the Michigan-Wisconsin Pipeline Company and American Natural Gas Production Company. From 1955 to 1961, Mr. Swift was employed by Humble Oil Company, a predecessor of Exxon U.S.A. Mr. Swift received a Bachelor of Science degree in petroleum engineering from the University of Oklahoma, a Juris Doctor from South Texas College of Law and a Masters of Business Administration from the President/Key Executive Program at Pepperdine University.

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         FRANCIS X. MARSHIK is a Director. Mr. Marshik retired in 1986 from M.W.
Kellogg, an engineering, construction and fabrication company, where he served as its Senior Vice President of Global Business Development since 1980. From
1974 to 1980, Mr. Marshik was Commercial Vice President of M.W. Kellogg in London, and from 1968 to 1972, he was the head of the Far East as General
Manager of Japan. From 1950 to 1966, Mr. Marshik held various positions at C.F. Braun, an engineering company. He received a Bachelor of Science from Oregon State University.

         W. DONALD PARR is a Director. Mr. Parr has been a financial adviser since 1995. Since 2001, Mr. Parr has served as a financial advisor with UBS PaineWebber Securities, Inc., and from 1997 to 2001, he served as a financial advisor with Robert W. Baird & Co., Inc. From 1991 to 1995, Mr. Parr was a principal at Parr Consulting Group, where he advised clients on mergers and acquisitions, strategic planning and capital markets matters. From 1987 to 1991, Mr. Parr served as chief financial officer and a director of NTS Corp., a real estate development and management company. From 1981 to 1987, he served as chief financial officer and a director of General Homes Corporation, a home building company whose common stock traded on the New York Stock Exchange at that time. Mr. Parr has been a member of the Board of Arbitrators, NASD Regulation, Inc. since 1997. He received his Bachelor of Science and his Masters in Business Administration from the American University.

         G. ROSS BROWN is our Vice President of Operations. Mr. Brown has over 20 years of experience devoted to computer radio frequency networking, factory-floor and inventory management processes, enterprise manufacturing strategies and supply chain management. From 1976 to 2001, he was with G. Ross Brown Companies serving as President of this Tulsa, Oklahoma based consulting company. From 1971 to 1976 he was Executive Vice President with Prewitt Engineering Consultants Mr. Brown received a Bachelor of Arts degree from Tokyo Westmar University.

         DR. DAVID RAINS is our Vice President of Marketing. From 1999 to 2001, Mr. Rains served as vice president of business development for HTE8, a Houston, Texas based privately-held wireless Internet service provider. From 1994 to 1998, he served as Chief Operating Officer for Publishers Discount Warehouse, a privately-held direct marketing company with over 100 employees. From 1986 to 1994, Dr. Rains served as an independent consultant, providing consulting services for designing management information systems. From 1994 to 1996, Dr. Rains served on the Customer Advisory Board for Sprint Communications. He received a Doctor of Musical Arts degree from the University of Texas at Austin and Bachelor's and Master's degrees from Baylor University, where he was a National Merit Scholar.

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          PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by the following persons:

         o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

         o        each of our directors and executive officers; and

         o        all of our directors and executive officers as a group.

                                                  NUMBER OF SHARES
NAME AND ADDRESS                                  BENEFICIALLY OWNED                 PERCENTAGE OWNED
----------------                                  ------------------                 ----------------
William S.H. Stuart (1) .....................     0 (2)                             0%
Matthew C. Flemming (1)......................     6,578,334 (3)                     45%
Dwayne Lewis (1).............................     6,578,334 (3)(4)                  45%
W. Donald Parr...............................     75,200 (5)                        0.51%
Aubrey Earl Swift............................     6,761,668 (3)(6)                  45.68%
Frank X. Marshik ............................     409,965 (7)                       2.79%
G. Ross Brown (1) ...........................     140,000 (8)                       0.96%
David Rains (1)..............................     100,000 (9)                       0.68%
The Robert and Mary Stuart Irrevocable Trust.     6,578,334 (3)(10)                 45%
CDLDSL LTD...................................     6,578,334 (3)(11)                 45%
Aero Weld, Inc...............................     1,000,000 (12)                    6.84%
Seneca Capital, L.P.
Seneca Capital International, Ltd............     2,330,000 (13) (14)               15.18%

All directors and officers as a group........     7,486,833                         49.65%


         (1) The address is 18625 Northchase Drive, Suite 630, Houston, Texas 77060

         (2) William S.H. Stuart one of several beneficiaries under the Robert and Mary Stuart Irrevocable Trust, the record holder of these shares, but he is not deemed to be a beneficial owner of these shares under the rules and regulations of the SEC, as he has no investment or voting power over the shares.

         (3)      Includes the following shares:

                  o        1,600,000 shares held by Mr. Flemming
                  o 2,195,000 shares held by the Robert and Mary Stuart Irrevocable Trust
                  o        1,283,334 shares held by Mr. Swift, and
                  o        1,500,000 held by CDLDSL LTD.

                  These holders have entered into a shareholder's voting agreement with respect to all of the shares of common stock held by each of them. Under the terms of the voting agreement, the holders agree to vote their shares in favor of William S.H. Stuart, Mr. Flemming, Mr. Swift and Dwayne Lewis to serve as directors of Global Realty whenever the election of the directors of Global Realty is submitted to the shareholders for its or their vote or consent.

         (4) Includes 1,500,000 shares held by CDLDSL Ltd, a Nevada limited liability company of which Mr. Lewis is a member and 500,000 shares underlying presently exercisable options.

         (5) Includes 75,000 shares underlying presently exercisable options. Mr. Parr's address is 3530 Travis Street, #414, Dallas, Texas 75204.

         (6) Includes 183,334 shares underlying presently exercisable warrants. Mr. Swift's address is 2715 S. Southern Oaks, Houston, Texas 77068.

         (7) Includes 50,000 shares held by Mr. Marshik's spouse and 61,600 shares underlying presently exercisable warrants. Mr. Marshik's address is 5110 San Felipe #127W, Houston, Texas 77056.

         (8) Includes 40,000 shares underlying presently exercisable options.

         (9) Includes 100,000 shares underlying presently exercisable options.

         (10) The Trust's address is 302 Walnut Street, Bridgeville, Delaware 19933.

         (11)     CDLDSL's address is 115 Ridge Street, Reno, Nevada 89501.

         (12) The address of Aero Weld is 405 North Redbud Avenue, Broken Arrow, Oklahoma 74012.

         (13) The address of Seneca Capital, L.P. is 527 Madison Avenue, 11th Floor, New York, NY 10022, and the address of Seneca Capital International, Ltd. is 830 Third Avenue, 14th Floor, New York, NY 10022.

         (14) Seneca Capital, L.P. beneficially owns 740,334 shares, which includes 233,667 shares underlying presently exercisable warrants. Seneca Capital International, Ltd. beneficially owns 1,589,666 shares, which includes 496,333 shares underlying presently exercisable warrants. We believe that Seneca Capital, L.P. and Seneca Capital International, Ltd. constitute a "group" which beneficially owns these shares.

         Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this prospectus and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         On May 22, each share of Series A and Series B preferred stock automatically converted into one (1) share of our common stock.

         On June 10, 2002, we reincorporated under the laws of the State of Delaware pursuant to a merger with a newly formed Delaware corporation. Under the terms of this reincorporation merger, we changed our name to "Excalibur Industries, Inc."

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.
                  -------------------------------------------

                  This report amends the current report filed by us dated April 23, 2002. The following financial statements are presented below:

                  The audited financial statements of Excalibur Holdings, Inc. as of December 31, 2001 and for the period then ended.

                  The unaudited condensed financial statements of Excalibur Holdings, Inc. as of March 31, 2002 and for the three months then ended.

                  The audited financial statements of Shumate Machine Works, Inc. as of December 31, 2001 and for the years ended December 31, 2001 and December 31, 2000.

                  The audited financial statements of Excalibur Steel, Inc. as of December 31, 2000 and for the years ended December 31, 2000 and December 31, 1999.

                  The audited financial statements of Aero Weld, Inc. as of December 31, 2000 and for the years ended December 31, 2000 and December 31, 1999.

         (b)      Pro forma financial information.
                  -------------------------------

                  The unaudited pro forma combined condensed financial information gives effect to our recent acquisition of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of us, Excalibur Holdings and its newly acquired subsidiaries, Excalibur Steel, Excalibur Aerospace d.b.a. Aero Weld, and Shumate Machine Works and combines the results of our operations for the year ended December 31, 2001 and the three-month period ended March 31, 2002 with the results of operations for Excalibur Holdings and its newly acquired subsidiaries, Excalibur Steel, Excalibur Aerospace d.b.a. Aero Weld, and Shumate Machine Works as if the acquisitions had occurred on January 1, 2001.

                  The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the period presented, nor is it necessarily indicative of our future financial position or operating results. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of our operations with those of Excalibur Holdings and Shumate Machine Works. The costs related to restructuring and integration have not yet been determined.

                  The unaudited pro forma combined condensed financial information should be read in conjunction with our audited financial statements and accompanying notes, which are included in our annual reports filed with the Securities and Exchange Commission, and the audited financial statements and accompanying notes of Excalibur Holdings, Shumate Machine Works, Excalibur Steel and Aero Weld which are included in this current report.

                  The unaudited condensed financial statements as of and for the three months ended March 31, 2002 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of the respective managements of Excalibur Industries, Inc. and Excalibur Holdings include all adjustments necessary for a fair presentation of the interim financial information for the period presented.

         (c)      Exhibits.
                  --------

                  None.

ITEM 8.  CHANGE IN FISCAL YEAR.

         As reported in the initial current report filed on April 23, 2002, we have determined to change our fiscal year from ending on June 30 of each year to ending on December 31 of each year. We will file a transition report on Form 10-KSB.

ITEM 9.  REGULATION FD DISCLOSURE.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GLOBAL REALTY MANAGEMENT GROUP, INC.
                                         (Registrant)

Date:  June 10, 2002                     By:/S/ Matthew C. Flemming
                                            ------------------------------------
                                            Matthew C. Flemming, Chief Financial
                                            Officer, Treasurer, Secretary and
                                            Executive Vice President


                                    INDEX TO FINANCIAL STATEMENTS

EXCALIBUR HOLDINGS, INC.

Report of Independent Auditors............................................................................F-2
Balance Sheet as of December 31, 2001.....................................................................F-3
Statements of Operations for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-4
Statements of Changes in Stockholders' Equity for the period from
     August 17, 2001 through December 31, 2001............................................................F-5
Statements of Cash Flows for the period from August 17, 2001 (inception) through
     December 31, 2001....................................................................................F-6
Notes to Financial Statements.............................................................................F-8
Condensed Balance Sheet as of March 31, 2002 (unaudited)..................................................F-22
Condensed Statements of Operations for the three months ended March 31, 2002 (unaudited)..................F-23
Condensed Statements of Cash Flows for the three months ended March 31, 2002 (unaudited)..................F-24

SHUMATE MACHINE WORKS, INC.

Report of Independent Auditors............................................................................F-27
Balance Sheet as of December 31, 2001.....................................................................F-28
Statements of Operations for the years ended December 31, 2001 and 2000...................................F-29
Statements of Changes in Stockholders' Equity for the years ended December 31, 2001 and December 31, 2000................................................................................F-30
Statements of Cash Flows for the years ended December 31, 2001 and 2000...................................F-31
Notes to Financial Statements.............................................................................F-33

EXCALIBUR STEEL, INC.

Report of Independent Auditors............................................................................F-41
Balance Sheet as of December 31, 2000.....................................................................F-42
Statements of Operations for the years ended December 31, 2000 and 1999...................................F-43
Statements of Changes in Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-44
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-45
Notes to Financial Statements.............................................................................F-46

AERO WELD, INC.

Report of Independent Auditors............................................................................F-54
Balance Sheet as of December 31, 2000.....................................................................F-55
Statements of Operations for the years ended December 31, 2000 and 1999...................................F-56
Statements of Changes in Stockholders' Equity for the years ended December 31, 2000 and December 31, 1999................................................................................F-57
Statements of Cash Flows for the years ended December 31, 2000 and 1999...................................F-58
Notes to Financial Statements.............................................................................F-60

UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements....................................P-1
Unaudited Pro Forma Balance Sheet as of March 31, 2002....................................................P-2
Unaudited Pro Forma Statements of Income for the twelve months ended December 31, 2001 and three months ended March 31, 2002................................................................P-3


                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                          FOR THE PERIOD FROM INCEPTION
                                (AUGUST 17, 2001)
                                       TO
                                DECEMBER 31, 2001
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Independent Auditor's Report                                               F-2

Consolidated Balance Sheet                                                 F-3

Consolidated Statement of Income                                           F-4

Consolidated Statement of Stockholders' Equity                             F-5

Consolidated Statement of Cash Flows                                       F-6

Notes to Consolidated Financial Statements                                 F-8

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Excalibur Holdings, Inc.
Houston, Texas

         We have audited the accompanying consolidated balance sheet of Excalibur Holdings, Inc. (a Texas corporation) and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the period from inception (August 17, 2001) to December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Holdings, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the initial period then ended in conformity with those accounting principles generally accepted in the United States of America.

                                                   CROSS AND ROBINSON

                                                   /s/ Cross and Robinson

                                                   Certified Public Accountants

Tulsa, Oklahoma
April 11, 2002

                                 EXCALIBUR HOLDINGS, INC.
                                     AND SUBSIDIARIES

                                CONSOLIDATED BALANCE SHEET
                                    DECEMBER 31, 2001

                                          ASSETS
                                          ------
CURRENT ASSETS
    Cash and cash equivalents                                                $    67,256
    Accounts receivable, net of allowance for doubtful accounts of $20,000       818,535
    Receivable from related parties                                              222,029
    Inventories                                                                1,308,436
                                                                             ------------
         TOTAL CURRENT ASSETS                                                  2,416,256

PROPERTY, PLANT, AND EQUIPMENT, NET - NOTE 4                                   3,542,905
GOODWILL-- NOTE 3                                                              3,113,415
OTHER ASSETS                                                                      31,172
                                                                             ------------

                  TOTAL ASSETS                                               $ 9,103,748
                                                                             ============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
                           ------------------------------------

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                                 $ 1,602,932
    Cash overdrafts                                                              178,154
    Current portion of long-term debt - Note 5                                 2,364,123
    Payable to related parties                                                    74,805
                                                                             ------------
         TOTAL CURRENT LIABILITIES                                             4,220,014
                                                                             ------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 5                                2,604,998
                                                                             ------------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.001, par value, 5,000,000 shares authorized,
         1,000,000 shares of Series A issued and outstanding,
         liquidation preference 10% per annum                                      1,000
    Common stock, $0.001 par value, 50,000,000 shares authorized,
         10,145,000 shares issued and outstanding                                 10,145
    Additional paid-in capital                                                 3,780,795
    Retained earnings (deficit)                                               (1,513,204)
                                                                             ------------
        TOTAL STOCKHOLDERS' EQUITY                                             2,278,736
                                                                             ------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 9,103,748
                                                                             ============

Accompanying notes are an integral part
of the consolidated financial statements.

                                           F-3

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED INCOME STATEMENT
                  FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                DECEMBER 31, 2001

REVENUES                                                            $   804,975

COST OF SALES                                                         1,433,396
                                                                    ------------

            GROSS PROFIT (LOSS)                                        (628,421)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                            843,752
                                                                    ------------

OPERATING INCOME (LOSS)                                              (1,472,173)

 OTHER INCOME (EXPENSE)
 Interest income                                                             20
 Interest expense                                                       (41,051)
                                                                    ------------

                     NET INCOME (LOSS)                              $(1,513,204)
                                                                    ============

Accompanying notes are an integral part
of the consolidated financial statements.

                                                      EXCALIBUR HOLDINGS, INC.
                                                          AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                            FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                                          DECEMBER 31, 2001

                                        Preferred Stock              Common Stock         Additional     Retained
                                     ---------------------       --------------------      Paid-in       Earnings
                                     Shares         Amount       Shares        Amount      Capital       (Deficit)        Total
                                     ------         ------       ------        ------      -------       ---------        -----

BALANCE AT INCEPTION                      --   $        --            --   $        --   $        --    $        --    $        --

   Issued for cash                 1,000,000         1,000     6,290,000         6,290       755,700             --        762,990
   Issued to acquire subsidiary           --            --     1,655,000         1,655     1,653,345             --      1,655,000
   Issued to acquire assets               --            --     1,400,000         1,400     1,398,600             --      1,400,000
   Issued as compensation to
     related parties                      --            --       200,000           200            --             --            200
   Issued to reduce related-party
     debt                                 --            --       600,000           600        29,400             --         30,000
   Costs of raising capital               --            --            --            --       (56,250)            --        (56,250)
   Net loss for 2001                      --            --            --            --            --    $(1,513,204)    (1,513,204)
                                  -------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2001         1,000,000   $     1,000    10,145,000   $    10,145   $ 3,780,795    $(1,513,204)   $ 2,278,736
                                  =================================================================================================

Accompanying notes are an integral part
of the consolidated financial statements.

                                                          F-5






                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE PERIOD AUGUST 17, 2001 (INCEPTION) TO
                                DECEMBER 31, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:

     NET LOSS                                                       $(1,513,204)
                                                                    ------------
         ADJUSTMENTS TO RECONCILE NET LOSS TO NET
         CASH PROVIDED BY OPERATING ACTIVITIES:
         Depreciation                                                    31,424
         Provision for bad debt                                          20,000
         Common stock issued in exchange for services                       200
         (Increase) decrease in accounts receivable                     511,980
         (Increase) decrease in related party receivables               (35,878)
         (Increase) decrease in inventories                              77,424
         (Increase) decrease in other assets                            (25,877)
         Increase (decrease) in accounts payable                        502,860
         Increase (decrease) in cash overdrafts                         225,424
         Increase (decrease) in other accrued liabilities               273,034
                                                                    ------------

            Total adjustments                                         1,580,591
                                                                    ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                67,387
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of fixed assets                                          (652,143)
    Acquisition of subsidiaries, net of cash acquired                   (62,959)
                                                                    ------------

NET CASH USED BY INVESTING ACTIVITIES                                  (715,102)
                                                                    ------------

Accompanying notes are an integral part
of the consolidated financial statements.

NET CASH PROVIDED BY FINANCING ACTIVITIES:
    Issuance of preferred stock (Series A)                              750,000
    Issuance of common stock                                             10,480
    Proceeds from long-term debt                                        300,000
    Proceeds from short-term debt                                       817,942
    Repayment of short-term debt                                     (1,107,201)
    Costs of raising capital                                            (56,250)
                                                                    ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               714,971
                                                                    ------------

         NET INCREASE IN CASH                                            67,256

CASH AT BEGINNING OF PERIOD                                                  --
                                                                    ------------

         CASH AT END OF PERIOD                                      $    67,256
                                                                    ============

SUPPLEMENTAL DISCLOSURES:

NONCASH INVESTING AND FINANCING ACTIVITIES:
    Debt converted to equity                                        $    32,000
    Debt issued to acquire assets                                   $ 4,217,771
    Equity issued to acquire assets                                 $ 3,055,000

CASH PAID DURING THE PERIOD FOR INTEREST                            $     7,665

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS
                  Excalibur Holdings, Inc. (referred to collectively with its subsidiaries as the "Company") is a holding company incorporated in the state of Texas on August 17, 2001. The Company has three operating subsidiaries located in the Tulsa, Oklahoma metropolitan area:
         Excalibur Steel, Inc., Excalibur Aerospace, Inc., which does business as AeroWeld, Inc., and Excalibur Services, Inc. The Company's operations include: (i) the fabrication, design and manufacture of structural steel components on a high volume basis; (ii) the design and manufacture of aircraft training devices used for civil, counter-terrorism and military sectors, and (iii) the fabrication and production of pressure vessels and heat exchangers.

                  The Company's primary customers are a major flight simulation training company, domestic and international airlines and another steel fabricator. The Company's sales are primarily to customers located in the Tulsa metropolitan area. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
                  The consolidated financial statements include the accounts of Excalibur Holdings, Inc. and its wholly-owned subsidiaries. All material intercompany transactions and accounts have been eliminated in consolidation.

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

         INVENTORIES
                  Inventories are stated at the lower of cost (first-in, first-out for raw materials and specific job cost for work-in-process and finished goods) or market. Slow-moving inventories are periodically reviewed for impairment in value. Cost of work-in-process and completed structures include labor, materials and production overhead.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY, PLANT AND EQUIPMENT
                  Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

                  Shop equipment                                        7 years
                  Training equipment/designs                           10 years
                  Vehicles                                              7 years
                  Office equipment                                      7 years

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

         REVENUE RECOGNITION
                  Revenue on repair services is generally recognized upon shipment of the repaired equipment to the customer. Revenue on sales of manufactured structures and parts purchased with the intention of resale are recognized upon shipment from Company facilities. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company uses the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 was $6,097.

         VALUATION OF NON-EMPLOYEE STOCK-BASED COMPENSATION
                  The Company values stock issued to non-employees in exchange for services based on the fair value of the goods or services received or the fair value of the shares issued, whichever is more reliably measured.

         RECENT ACCOUNTING PRONOUNCEMENTS
                  In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No. 141 will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interest method is no longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. All acquisitions listed in Note 3 are recorded as purchases.

NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS

                  Goodwill is recorded when the consideration paid for acquisitions exceeds the fair value of net tangible and intangible assets acquired. Reviews will be regularly performed to determine whether facts or circumstances exist which indicate that the carrying values of assets are impaired. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with those assets against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. No impairment has been indicated to date.

                  On October, 15, 2001, the Company formed a wholly-owned subsidiary to purchase specific assets of a steel fabrication company. The fair value of the assets exceeded the purchase price resulting in the subsidiary recording the assets ratably reduced to the actual purchase price of the assets.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 3 - INTANGIBLE ASSETS AND ACQUISITIONS (CONTINUED)

                  On October 22, 2001, the Company formed a second wholly-owned subsidiary to purchase all of the common stock of another different steel fabrication company. A simultaneous merger agreement was negotiated between the wholly-owned subsidiary and Excalibur Steel, Inc., whereby the subsidiary company would be the surviving entity of the merger. The consolidated income statement includes the operations of Excalibur Steel, Inc. from November 27, 2001 (date of acquisition) to December 31, 2001. The acquisition was recorded as a purchase and was accomplished by the issuance of stock, payment of cash, and issuance of debt totaling $2,439,314. The value of these combined payments exceeded the fair value of the acquired company by $2,318,625, which is reflected as goodwill on the consolidated balance sheet. The subsidiary has recorded the assets and liabilities of the acquired company at their fair value. The difference in the acquired company's historical cost and the fair value will give rise to a timing difference for income tax purposes.

                  On November 20, 2001, the Company formed a third wholly-owned subsidiary to purchase significantly all of the assets of another steel fabrication company. The purchase price of these assets exceeded the fair value of the net assets purchased by $794,790. This amount is reflected in the financial statements as goodwill. Under a separate agreement, the subsidiary issued a promissory note in the amount of $429,888 to purchase all of the accounts receivable and assume the accounts payable of the steel fabrication company that existed on November 20, 2001. During 2001 and early 2002, the subsidiary paid expenses totaling $185,641 on behalf of the seller, which the Company believes should have been included on the November 20, 2001 accounts payable listing. Accordingly, the Company has recorded a related party receivable from the seller on the balance sheet, as the seller is also a shareholder of the Company as a result of the asset purchase. The subsidiary also entered into a consulting agreement with the seller, whereby the seller would be paid a monthly consulting fee of $41,667, beginning March 18, 2002 and ending March 17, 2007.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment is summarized as follows:

                  Shop equipment                  $ 2,107,417
                  Training equipment/designs        1,174,000
                  Vehicles                            247,752
                  Office equipment                     45,160
                                                  ------------
                                                    3,574,329
                  Less accumulated depreciation
                    and amortization                  (31,424)
                                                  ------------

                                                  $ 3,542,905
                                                  ============

                  Depreciation and amortization expense for the period ended December 31, 2001 was $31,424.

NOTE 5 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2001:


                Bankline of credit, interest payable monthly at the 4%. The current line provides for borrowings of up to $600,000 and matures November 7, 2002. The line is collateralized by a
                  certificate of deposit owned by a stockholder and the
                  personal guarantees of officers of the Company.                             $     600,000

                Term note payable to an individual, interest at 7% with a
                  maturity date of September 30, 2002.                                               10,000

                Term note payable to an insurance company at 10.65% interest per annum, maturing September 12, 2002, with monthly payments of
                  $1,094.                                                                             9,846

                Term note payable to an individual stockholder of the company at
                  7% interest per annum, original maturity date December 1,
                  2001. This note was converted into shares of the Company's
                  common stock on February 28, 2002.                                                 48,500

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - LONG-TERM DEBT (CONTINUED)

                Term note payable to an individual stockholder of the company at
                  7% interest per annum, maturing April 10, 2002. The
                  outstanding principal balance of this note was converted into
                  shares of the Company's common stock on February 28, 2002.                         19,500

                Eight term notes issued as a result of acquisition to current stockholders at 6% interest per annum, maturing at dates
                  ranging from February 27, 2002 to November 27, 2002. Notes totaling $500,000 have been personally guaranteed by officers
                  of the Company.                                                                   650,000

                Term note payable to an individual stockholder of the company at
                  8% interest per annum, maturing March 18, 2002.                                   100,000

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $17,506 per month plus
                  accrued interest.                                                                 300,000

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at March 18, 2007 with monthly principal payments of $10,321 per month plus accrued interest. This note is personally guaranteed by officers of
                  the Company.                                                                    1,210,018

                Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, commencing on February 28, 2002 and maturing January 28, 2008, with 72 monthly payments of $21,478 per month and a final payment of all unpaid principal and
                  accrued interest.                                                               1,217,680

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - LONG-TERM DEBT (CONTINUED)

                Term notes issued as a result of acquisition to a corporation at
                  Wall Street Journal published prime plus 2% (7% at December
                  31, 2001) interest per annum, maturing at September 18, 2003 with monthly principal payments of $24,890 per month plus
                  accrued interest.                                                                 429,888

                Term note payable to a bank at 10% interest per annum, maturing
                  March 26, 2005 with monthly payments of $934 per month. The
                  note is collateralized by certain shop equipment.                                  30,968

                Term notes issued as a result of acquisition to a corporation at
                  7.5% interest per annum, maturing on June 1, 2002.                                342,721
                                                                                              --------------
                                                                                                  4,969,121
                Current Portion of Long Term Debt                                                (2,364,123)
                                                                                              --------------
                Long Term Debt                                                                $   2,604,998
                                                                                              ==============

                  Aggregate principal maturities of long-term debt are as follows:

                                         YEAR ENDING
                                        DECEMBER 31:
                                        ------------
                                            2002            $  2,364,123
                                            2003                 614,666
                                            2004                 280,522
                                            2005                 291,407
                                            2006                 309,610
                                         Thereafter            1,108,793
                                                            -------------

                                                            $  4,969,121
                                                            =============

                  Interest expense for 2001 totaled $41,051.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 6 - STOCKHOLDERS' EQUITY

                  The authorized capital stock of Excalibur Holdings, Inc. consists of 50,000,000 shares of Common Stock, $0.001 par value, of which 10,145,000 shares were outstanding as of December 31, 2001. These shares are restricted by the Company's or its existing shareholders' first right of refusal to purchase the shares.

                  On December 17, 2001, the Company closed the sale of 1,000,000 shares of the Company's Series A Convertible Preferred Stock, $0.001 par value, for $750,000. The dividend rate is a non-cumulative rate of 8% per annum. The liquidation preference has a 10% per annum price over the original sales price of the preferred stock. Each share of the Series A Convertible Preferred Stock is convertible at the option of the holder thereof at any time into shares of Common Stock of the Company, par value $0.001, for one share of Common Stock. Voting rights of the Preferred shareholders shall be treated as if converted. Certain operations of the Company or the value at which Common Stock is traded may accelerate the conversion but not longer than a five year period. If not converted, the Company is obligated to repurchase the Preferred Stock at the liquidation value at that time.

NOTE 7 - BENEFIT PLANS

                  In October 2000, the Excalibur Steel, Inc. instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who had completed 90 days of service was eligible to participate in the plan. The Company's funding policy was to make matching contributions to each participant's contribution up to three percent of the participant's compensation. The Company contributed $9,634 to the plan for the period November 20, 2001 (acquisition date) to December 31, 2001. The plan was terminated effective January 1, 2002.

                  Excalibur Aerospace, Inc. sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. No contributions to the plan were made by the Company for the period November 27, 2001 (acquisition date) through December 31, 2001.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 8 - STOCK OPTIONS AND WARRANTS

                  Under the Company's 2001 Stock Option Plan ("the Plan") approved by shareholders, options may be granted to employees, officers, directors, consultants, and independent contractors. The Company has reserved 2,000,000 shares of common stock for the Plan. The grant date, number of shares, terms of exercise, expiration date, and exercise price are determined by the Board of Directors (or a board-appointed option plan committee). However, the exercise price may be no less than the market value of the Company's common stock on the grant date and in no event shall on option be exercisable after the expiration of ten years from the date of grant. The plan is considered to be non-compensatory and, accordingly, no compensation cost has been recognized for 2001.

                  During 2001, the Company's Board of Directors granted incentive stock options to purchase a total of 740,000 shares of the Company's common stock to certain key employees. The options vest and become exercisable over a three-year period. Exercise prices for the options range from $0.90 to $1.00 per share. The options expire ten
         (10) years from the date granted. Compensation expense is recognized for book purposes on vested options to the extent the market value exceeds the exercise price. No compensation was recognized for these common stock options as none of the options vested during the year ended December 31, 2001.

                  Pursuant to a November 27, 2001 Purchase Option Agreement, the Company granted stock options to an officer to purchase a total of 500,000 shares of the Company's common stock at an exercise price of $0.90 per share. The options vest and become exercisable over a three year period and expire on the earlier of thirty days after the expiration of the officer's employment agreement or on the fifth anniversary of the effective date of the agreement. None of the options had vested as of December 31, 2001.

                  During 2001, the Company granted warrants to purchase 1,320,000 shares of common stock at purchase prices ranging from $0.05 to $1.20 per share. The warrants vested at the date of grant. In December 2001, 600,000 warrants were exercised to reduce the balance of a promissory note held by the individual by $30,000.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

                  Summary information with respect to the stock options and warrants is summarized below:

                                                                                  WEIGHTED-AVERAGE
                                                                   SHARES          EXERCISE PRICE
                                                               ------------       ----------------
                  Options granted in 2001                        1,240,000         $         0.91
                  Options exercised in 2001                             --
                                                               ------------
                  Options outstanding, December 31, 2001         1,240,000         $         0.91
                                                               ============

                  Warrants granted in 2001                       1,320,000         $         0.56
                  Warrants exercised in 2001                      (600,000)        $         0.05
                                                               ------------
                  Warrants outstanding, December 31, 2001          720,000         $         0.98
                                                               ============

                  Options exercisable, December 31, 2001       $        --         $           --
                  Warrants exercisable, December 31, 2001          720,000         $         0.98

NOTE 9 - CONCENTRATIONS OF CREDIT RISK

                  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables with domestic and foreign customers.

                  Historically, two customers have accounted for 80% of the subsidiaries' sales. At December 31, 2001, these same two customers accounted for 29% of the Company's trade accounts receivable balance. While foreign customers have historically only accounted for about 5% of the Company's sales, one foreign customer accounted for 59% of the Company's trade accounts receivable balance at December 31, 2001.

                  While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 10 - RELATED PARTY TRANSACTIONS

                  The Company leases its Broken Arrow, Oklahoma facility from a shareholder. The lease calls for monthly payments of $11,400 and expires on March, 31, 2004. Rental expense on this lease amounted to $14,872 for the period ending December 31, 2001.

                  During 2001, 200,000 shares of common stock, valued at par, were issued to officers of the Company in exchange for consulting services.

                  During 2001, the Company received $198,000 in cash loans from stockholders. At December 31, 2001, the total amount of notes payable to stockholders resulting from cash loans and asset acquisitions was $4,348,307.

                  The December 31, 2001 balance sheet includes a receivable from an officer of $32,299. The receivable pertains to a promissory note that was recorded on the books of Excalibur Steel, Inc., prior to its acquisition by the Company. The note is to be paid off by the officer in 2002.

                  The Company leases its Tulsa operating facility from a stockholder. The lease renews on a month-to-month basis, with current monthly lease payments of $6,000.

NOTE 11 - INCOME TAXES

                  The Company has incurred net operating losses since inception and has a net operating loss carryforward of approximately $1,500,000 at December 31, 2001, expiring in years beginning in 2021. As of December 31, 2001, the Company had a net deferred tax asset of $549,590. A valuation allowance has been recognized to fully offset this asset due to the uncertainty of realizing the future benefit in accordance with the provisions of FASB Statement No. 109, "Accounting for Income Taxes". The Company continually reviews the adequacy of the allowance and will recognize the tax benefits of these assets only as assessment indicates that it is more likely than not that the benefits will be realized.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 11 - INCOME TAXES (CONTINUED)

                  Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001:

                  Deferred tax asset:
                     Net operating loss carryforward           $ 580,610
                     Valuation allowance                        (549,590)
                                                               ----------
                                                                  31,020

                  Deferred tax liabilities:
                     Book-to-tax differences:
                        Accumulated amortization of goodwill       5,881
                        Accumulated depreciation                  25,139
                                                               ----------
                                                                  31,020

                  Net deferred tax asset                       $      --
                                                               ==========

                  Net increase in valuation allowance          $ 549,590
                                                               ==========

                  Deferred taxes reflect a combined federal and state tax rate of approximately 40%. A reconciliation between the amount of federal and state income taxes, based on a forty percent (40%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                  Statutory federal income taxes (refund) $(565,424) Book-to-tax differences:
                        Temporary differences                  31,020
                        Permanent differences                 (15,186)
                  Valuation allowance                         549,590
                                                            ----------

                  Effective income taxes                    $      --
                                                            ==========

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 12 - COMMITMENTS AND CONTINGENCIES

                  The Company leases its Tulsa, Broken Arrow, and Sand Springs offices and manufacturing facilities and certain equipment under noncancelable operating leases, which expire on various dates through 2007.

                  At December 31, 2001 future lease commitments total $1,092,032, as follows:

                              YEAR ENDING
                              DECEMBER 31:
                           -----------------
                                  2002                      $      371,832
                                  2003                             284,792
                                  2004                             113,352
                                  2005                             107,352
                                  2006                             107,352
                               Thereafter                          107,352
                                                            ---------------

                                                            $    1,092,032
                                                            ===============

                  The lease for the Company's Sand Springs, Oklahoma facility contains an option to renew for five-year periods, not to exceed fifteen years from November 1, 2000.

                  Rental expense for all leases amounted to approximately $23,848 for the period ended December 31, 2001.

                  On November 21, 2001, a wrongful termination suit was filed against one of the Company's subsidiaries. Management believes that the claims are without merit and is aggressively defending its position. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

                            EXCALIBUR HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 13 - SUBSEQUENT EVENTS

                  Effective March 21, 2002, the Board of Directors established and authorized the sale of 1,200,000 shares of the Company's Series B Convertible Preferred Stock, $0.001 par value, at a purchase price of $1.25 per share and warrants to purchase up to 360,000 shares of the Company's common stock at an exercise price of $1.35 per share. On March 22 and April 4, 2002, the Company issued a total of 806,000 shares of its Series B Preferred Stock. The Company also issued warrants to purchase up to 60,000 shares of common stock at an exercise price of $1.50 per share to its placement agent.

                  Effective March 29, 2002, the Company acquired Shumate Machine Works, Inc. of Magnolia, Texas by means of a merger and issued 1,150,000 of its common shares and $250,000 cash at closing. An additional agreement was signed on March 29, 2002 that provided if Shumate Machine Works, Inc. achieves $4,000,000 in revenue and $800,000 in net income, then the Company will grant an additional 250,000 shares of its common stock to be split between the former shareholders of Shumate. The Company entered into three year employment agreements with the two principals of Shumate.

                  On April 8, 2002, GRMG Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Global Realty Management Group, Inc., a Florida corporation ("GRMG"), merged with and into the Company. As a result of the merger, each outstanding share of the Company's common stock was converted into one (1) share of GRMG common stock, each outstanding share of the Company's Series A Preferred Stock was converted into one (1) share of GRMG Series A Preferred Stock, each outstanding share of the Company's Series B Preferred Stock was converted into one (1) share of GRMG Series B Preferred Stock, and the outstanding shares of GRMG Acquisition Corp. were converted into one hundred shares of the Company, making the Company a wholly owned subsidiary of GRMG. In total, GRMG issued 11,633,699 shares of common stock, 1,000,000 shares of Series A preferred stock, and 806,000 shares of Series B preferred stock to the Company's shareholders pursuant to the merger. The shareholders of the Company received approximately 91% of the total outstanding shares of Global Realty Management Group, Inc. Each share of Series A and Series B preferred stock are convertible into one (1) share of GRMG common stock. GRMG intends to amend its articles of incorporation to change its name to "Excalibur Industries, Inc."


                              EXCALIBUR HOLDINGS, INC.
                                  AND SUBSIDIARIES

                             CONSOLIDATED BALANCE SHEET
                                   MARCH 31, 2002


                                       ASSETS
                                       ------
CURRENT ASSETS
    Cash and cash equivalents                                          $    306,847
    Accounts receivable                                                   2,921,641
    Inventories                                                           1,562,202
    Other Current Assets                                                    154,498
                                                                       -------------
          TOTAL CURRENT ASSETS                                            4,945,187

PROPERTY, PLANT, AND EQUIPMENT, NET                                       6,238,445
GOODWILL                                                                  3,359,262
OTHER ASSETS                                                                299,896
                                                                       -------------

               TOTAL ASSETS                                            $ 14,842,790
                                                                       =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                           $  2,342,764
    Current portion of long-term debt                                     2,456,744
    Accrued Expenses                                                        444,868
                                                                       -------------
          TOTAL CURRENT LIABILITIES                                       5,244,376
                                                                       -------------

LONG-TERM DEBT, NET OF CURRENT PORTION                                    4,433,512
    Long-Term Portion - Deferred Taxes                                      109,150
                                                                       -------------

STOCKHOLDERS' EQUITY
    Preferred stock, $0.001, par value, 5,000,000 shares authorized,
        1,000,000 shares of Series A issued and outstanding,
        806,000 shares of Series B issued and outstanding                     1,806
    Common stock, $0.001 par value, 50,000,000 shares authorized,
        10,145,000 shares issued and outstanding                             11,664
    Additional paid-in capital                                            6,495,771
    Retained earnings (deficit)                                          (1,453,488)
                                                                       -------------
          TOTAL STOCKHOLDERS' EQUITY                                      5,055,753
                                                                       -------------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $ 14,842,790
                                                                       =============


                              Excalibur Industries
                          Consolidated Income Statement
                    For the Three Months Ended March 31, 2002

                                                              Consolidated
                                                               Excalibur
                                                               Industries

REVENUE                                                       $ 3,626,307

TOTAL COST OF SALES                                           $ 2,722,981
                                                              ------------

GROSS PROFIT                                                  $   903,326
                                                              ------------

GENERAL & ADMIN EXPENSES                                      $   755,184
                                                              ------------

OPERATING PROFIT                                              $   148,142

INTEREST EXPENSE                                              $   (89,059)

SUNDRY (NET)                                                  $       218
                                                              ------------

INCOME BEFORE INCOME TAXES                                    $   (88,841)

INCOME TAXES                                                  $        --
                                                              ------------

NET INCOME                                                    $    59,301
                                                              ============

Note 1 : These Statements are Unaudited and Intended for Management Use Only

                              Excalibur Industries
                             Statement of Cash Flows
                    For the Three Months Ended March 31, 2002

                                                                         YTD
                                                                       March
                                                                        2002

Cash Flow from Operations
              Income from Operations                                $    59,300
              Add: Depreciation                                     $    92,605
              (Increase) Decrease A/R                               $(1,885,167)
              (Increase) Decrease Inventory                         $  (253,765)
              (Increase) Decrease  Other Assets                     $  (419,133)
              (Decrease) Increase A/P                               $   708,220
              (Decrease) Increase  Accrued Expenses                 $   359,253
                                                                    ------------
                          Net Cash from Operations                  $(1,338,686)

Cash Flow from Investing
              (Increase) Decrease Machinery                         $  (579,055)
              (Increase) Decrease Acquire Shumate Machinery         $(2,209,090)
              (Increase) Decrease Goodwill                          $  (245,846)
                                                                    ------------
                          Net Cash from Investing                   $(3,033,992)

Cash Flow from Financing
              (Decrease) Increase Notes Payable                     $ 1,894,551
              (Redemption) Issuance Common Stock                    $ 2,023,550
              (Redemption) Issuance Preferred Stock                 $   693,750
                                                                    ------------
                          Net Cash from Financing                   $ 4,611,851

                                                                    ------------
Net Increase (Decrease) in Cash                                     $   239,174

Beginning Cash                                                      $    67,256

                                                                    ------------
Ending Cash                                                         $   306,430
                                                                    ============

                           SHUMATE MACHINE WORKS, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000
                                       AND
                          INDEPENDENT AUDITOR'S REPORT

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                                TABLE OF CONTENTS

                                                                          Page

Independent Auditor's Report                                               F-27

Balance Sheet                                                              F-28

Statements of Income                                                       F-29

Statements of Stockholders' Equity                                         F-30

Statements of Cash Flows                                                   F-31

Notes to Financial Statements                                              F-33

                         [Cross & Robinson letterhead]

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Shumate Machine Works, Inc.
Magnolia, Texas

         We have audited the balance sheet of Shumate Machine Works, Inc. (a Texas corporation) as of December 31, 2001 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shumate Machine Works, Inc. as of December 31, 2001 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with those accounting principles generally accepted in the United States of America.

                                                    CROSS AND ROBINSON

                                                    /s/ Cross and Robinson

                                                    Certified Public Accountants

Tulsa, Oklahoma
March 6, 2002

                          SHUMATE MACHINE WORKS, INC.

                                 Balance Sheet
                               December 31, 2001

                                     ASSETS
                                     ------

CURRENT ASSETS
  Cash and cash equivalents                                          $  206,356
  Accounts receivable, net of allowance for
     doubtful accounts of $10,000                                       194,718
  Receivable from officers                                              155,442
  Inventories - NOte 3                                                   55,583
                                                                     -----------
     TOTAL CURRENT ASSETS                                               612,099
                                                                     -----------

PROPERTY AND EQUIPMENT, NET - NOTE 4                                  1,245,653
                                                                     -----------
          TOTAL ASSETS                                               $1,857,752
                                                                     ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                                                      180,075
  Current portion of capital lease obligations - Note 5                 250,583
  Accrued liabilities                                                    19,976
  Income taxes payable                                                  116,737
  Deferred income tax - Note 9                                           40,108
                                                                     -----------
     TOTAL CURRENT LIABILITIES                                          607,479
                                                                     -----------

CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION - NOTE 5              700,169
                                                                     -----------
DEFERRED INCOME TAX, NET OF CURRENT PORTION - NOTE 9                    109,150
                                                                     -----------

SHAREHOLDERS' EQUITY
  Common stock, no par value, 1,000 shares
     authorized, issued, and outstanding                                  1,000
  Retained earnings                                                     439,954
                                                                     -----------
     TOTAL SHAREHOLDERS' EQUITY                                         440,954
                                                                     -----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $1,857,752
                                                                     ===========

Accompanying notes are an integral part of the financial statements.

                          SHUMATE MACHINE WORKS, INC.

                              Statements of Income
                 For the Years Ended December 31, 2001 and 2000

                                                        2001            2000
                                                    ------------    ------------

Revenues                                            $ 2,840,293     $ 1,668,056

Cost of Sales                                         2,003,884         796,409
                                                    ------------    ------------

     Gross Profit                                       836,409         871,647

Selling, General and Administrative Expenses            554,506         634,978
                                                    ------------    ------------

     Operating Income                                   281,903         236,669

Other Income (Expense)
     Interest expense                                   (75,182)        (19,204)
                                                    ------------    ------------

     Net Income Before Income Tax                       206,721         217,465

Provision for Income Taxes                               63,054          63,438
                                                    ------------    ------------

          Net Income                                $   143,667     $   154,027
                                                    ============    ============

Accompanying notes are an integral part of the financial statements.

                          SHUMATE MACHINE WORKS, INC.

                       Statements of Shareholders' Equity
                 For the Years Ended December 31, 2001 and 2000

                                        Common Stock       Retained
                                     Shares     Amount     Earnings      Total
                                   ---------   ---------   ---------   ---------
BALANCE, DECEMBER 31, 1999            1,000    $  1,000    $142,260    $143,260

    Net income                           --          --     154,027     154,027
                                   ---------   ---------   ---------   ---------

BALANCE, DECEMBER 31, 2000            1,000       1,000     296,287     297,287

    Net income                           --          --     143,667     143,667
                                   ---------   ---------   ---------   ---------

BALANCE, DECEMBER 31, 2001            1,000    $  1,000    $439,954    $440,954
                                   =========   =========   =========   =========

Accompanying notes are an integral part of the financial statements.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                            Statements of Cash Flows
                 For the Years Ended December 31, 2001 and 2000

 CASH FLOWS FROM OPERATING ACTIVITIES:                 2001             2000
                                                    ------------    ------------
 Cash received from customers                         2,866,447     $ 1,490,894
 Cash paid to suppliers and employees                (2,396,242)     (1,307,250)
 Interest paid                                          (75,183)        (19,204)
 Income taxes paid                                           --          (1,909)
                                                    ------------    ------------

 NET CASH PROVIDED BY OPERATING ACTIVITIES              395,022         162,531
                                                    ------------    ------------

 CASH USED BY INVESTING ACTIVITIES:
 Property and equipment purchases                       (28,980)        (55,819)
                                                    ------------    ------------

 CASH USED BY FINANCING ACTIVITIES:
 Payments on capital lease obligations                 (210,802)        (67,782)
                                                    ------------    ------------

NET CASH PROVIDED                                       155,240          38,930

 CASH AT BEGINNING OF YEAR                               51,116          12,186
                                                    ------------    ------------

 CASH AT END OF YEAR                                $   206,356     $    51,116
                                                    ============    ============

Accompanying notes are an integral part of the financial statements.

RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:                          2001         2000
                                                         ----------   ----------
 Net income                                              $ 143,667    $ 154,027
                                                         ----------   ----------
 Adjustments to reconcile net income to net
 cash provided by operating activities:
    Depreciation and amortization                          117,448       50,346
    Deferred income taxes                                  124,948       98,797
    Provision for bad debt                                  10,000           --
   (Increase) decrease in accounts receivable              134,414     (221,361)
   (Increase) decrease in related party receivables       (108,261)      44,199
   (Increase) decrease in inventories                      (29,923)      (6,576)
    Increase (decrease) in accounts payable                 59,535       72,804
    Increase (decrease) in income taxes payable            (61,895)     (35,360)
    Increase (decrease) in other accrued liabilities         5,089        5,654
                                                         ----------   ----------

                Total adjustments                          251,355        8,504
                                                         ----------   ----------

 NET CASH PROVIDED BY OPERATING ACTIVITIES               $ 395,022    $ 162,531
                                                         ==========   ==========

 SUPPLEMENTAL DISCLOSURES:
 Non-cash transactions affecting investing
 and financing activities:
 Equipment purchased under capital leases                $ 432,598    $ 623,991
                                                         ==========   ==========

Accompanying notes are an integral part of the financial statements.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS
                  Shumate Machine Works, Inc. (referred to herein as the "Company") is based in Magnolia, Texas and is engaged in close tolerance machining of metals. The Company's primary customers are located in the Gulf Coast Region and generally operate in oil field-related industries. The Company's fiscal year ends on May 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment of the completed job to the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company reports on the cash basis for income tax purposes. For financial reporting purposes, the Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

                  Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process and finished goods includes labor, materials and production overhead.

         LEASES
                  Leases that transfer substantially all of the risks and benefits of ownership are capital leases. Other leases are operating leases. Capital leases are included in property and equipment at cost, and are amortized using the straight-line method over their estimated useful lives. The related capital lease obligations are recorded at the present value of the future minimum lease payments.

         PROPERTY AND EQUIPMENT
                  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets as follows:

                   Furniture and equipment                   7 years
                   Machinery                                10 years

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  Depreciation of assets under capital leases is included in depreciation expense.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2001 and 2000 was $5,788 and $4,885, respectively.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - INVENTORIES
                  Components of inventories are as follows at December 31, 2001:

                       Work-in-process                       $    24,176
                       Finished goods                             31,407
                                                             ------------
                                                             $    55,583
                                                             ============

NOTE 4 - PROPERTY AND EQUIPMENT
                  Property and equipment consists of the following at December 31, 2001:

                       Furniture and equipment               $     22,445
                       Machinery                                1,371,499
                       Leasehold improvements                      99,256
                                                             -------------
                                                                1,493,200
                       Less accumulated depreciation and
                          amortization                           (247,547)
                                                             -------------
                                                             $  1,245,653
                                                             =============

                  Depreciation and amortization expense for 2001 and 2000 was $117,448 and $50,346 respectively.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5 - CAPITAL LEASE OBLIGATIONS
                  The Company has entered into capital leases for certain equipment. Obligations under capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates between 6.6% and 11.52%. The capitalized cost and accumulated depreciation of this equipment at December 31, 2001was $1,291,334 and $184,848, respectively.

                  Future minimum payments under capital leases are as follows:

            YEAR ENDING DECEMBER 31,
            ------------------------
            2002                                               $     326,429
            2003                                                     312,982
            2004                                                     267,581
            2005                                                     143,921
            2006                                                      63,129
                                                               --------------
            Total future minimum lease payments                    1,114,042
            Amount representing interest                             163,290
                                                               --------------
            Present value of future minimum lease payments           950,752
            Current portion                                          250,583
                                                               --------------
            Long-term portion                                  $    700,169
                                                               ==============

                  Total interest expense on the long-term capital lease obligations for the years ended December 31, 2001 and 2000 was approximately $75,183 and $19,204, respectively.

NOTE 6 - BENEFIT PLAN
                  The Company maintains a SIMPLE IRA pension plan, which is open to all employees who wish to participate. The Company will contribute a matching contribution to each eligible employee's Simple IRA of forty cents for each dollar the employee contributes up to a limit of 15% of the employee's compensation for the year. The employer contribution for the years ending December 31, 2001 and 2000 were $15,825 and $14,761, respectively.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 7 - CONCENTRATIONS OF RISK
                  The revenue from two customers comprised approximately 51% of sales in 2001. Two customers accounted for approximately 67% of the Company's total sales in 2000.

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                  At December 31, 2001, approximately 51% of accounts receivable was for one customer. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                  The Company maintains its cash deposits in a single financial institution in Houston, Texas, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2001, the maximum loss that would have resulted from that risk totaled $126,790 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 8 - RELATED PARTY TRANSACTIONS
                  The Company leases its office and manufacturing facility from a stockholder on a month-to-month basis. The Company made lease payments of $52,000 and $36,000 for the years ended December 31, 2001 and 2000, respectively.

                  Certain personal expenditures of the Company's officers have been paid by the Company. These expenditures are reflected as receivables on the balance sheet. The Company's officers intend to reimburse the Company for these expenditures in 2002.

                           SHUMATE MACHINE WORKS, INC.
                           ---------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 9 - INCOME TAXES

                  Significant components of the Company's deferred tax liabilities as of December 31, 2001 and 2000 are as follows:

                                                           2001          2000
                                                       -----------   -----------
        Book-to-tax differences, depreciation          $  109,150    $   53,673
        Cash-to-accrual conversion                         40,108       102,002
                                                       -----------   -----------

                                                       $  149,258    $  155,675
                                                       ===========   ===========

                  Deferred taxes reflect a federal tax rate of approximately 35%. A reconciliation between the amount of federal income taxes, based on a thirty five percent (35%) tax rate, and the effective amount of income taxes charged to operations is as follows:

                                                           2001          2000
                                                       -----------   -----------
          Statutory federal income taxes (refund)      $   78,770    $    9,298
          Book-to-tax differences, depreciation            55,477        27,987
          Cash-to-accrual conversion                      (71,193)       26,153
                                                       -----------   -----------

          Effective income taxes                       $   63,054    $   63,438
                                                       ===========   ===========

NOTE 10 - SUBSEQUENT EVENTS
                  On January 16, 2002, the Company signed a letter of intent whereby the stockholders would sell 100% of their outstanding common shares in exchange for $1,350,000 worth of shares of the purchaser's common stock. Additionally the purchaser will issue at closing a subordinate debenture for $250,000 payable to the shareholders within 180 days at 0% interest per annum and other terms and conditions, including employment contracts, cash payments, and a covenant not to compete.

                              EXCALIBUR STEEL, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                             EXCALIBUR STEEL, INC.
                             ---------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Independent Auditor's Report                                               F-41

Balance Sheets                                                             F-42

Statements of Income                                                       F-43

Statements of Stockholders' Equity                                         F-44

Statements of Cash Flows                                                   F-45

Notes to Financial Statements                                              F-46

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Excalibur Steel, Inc.
Sand Springs, Oklahoma

         We have audited the balance sheet of Excalibur Steel, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excalibur Steel, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.

                                                   CROSS AND ROBINSON

                                                   /s/ Cross and Robinson

                                                   Certified Public Accountants
                                                   Tulsa, Oklahoma

October 11, 2001

                              EXCALIBUR STEEL, INC.

                                  BALANCE SHEET
                                DECEMBER 31 2000

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                          $109,433
    Accounts receivable, net of allowance for
        doubtful accounts of $6,000                                     261,764
    Receivable from stockholder                                          89,451
    Receivable from employees                                               800
    Work in process                                                      85,000
                                                                       ---------
         TOTAL CURRENT ASSETS                                           546,448
                                                                       ---------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                             198,884
                                                                       ---------

OTHER ASSETS                                                              3,000
                                                                       ---------

                  TOTAL ASSETS                                         $748,332
                                                                       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                           $184,267
    Current portion of long-term debt - Note 4                          101,952
                                                                       ---------
         TOTAL CURRENT LIABILITIES                                      286,219
                                                                       ---------

LONG-TERM DEBT - NOTE 4                                                 317,236
                                                                       ---------

STOCKHOLDERS' EQUITY
    Common stock, $1 par value, 50,000 shares
        authorized; 500 shares issued and outstanding                       500
    Retained earnings                                                   144,377
                                                                       ---------
         TOTAL STOCKHOLDERS' EQUITY                                     144,877
                                                                       ---------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $748,332
                                                                       =========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000           1999
                                                     ------------   ------------

REVENUE                                              $ 4,655,316    $ 2,290,971

COST OF GOODS SOLD                                     3,073,211      1,516,005
                                                     ------------   ------------

         GROSS PROFIT                                  1,582,105        774,966

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES          1,356,112        621,883
                                                     ------------   ------------

         OPERATING INCOME                                225,993        153,083

OTHER INCOME (EXPENSE)
    Interest income                                        1,742            338
    Interest expense                                     (45,536)       (15,858)
                                                     ------------   ------------

NET INCOME                                           $   182,199    $   137,563
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE  FINANCIAL STATEMENTS.

                              EXCALIBUR STEEL, INC.

                        STATEMENTS OF STOCKHOLDERS EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                      COMMON STOCK
                                 ----------------------   RETAINED
                                   SHARES      AMOUNT     EARNINGS       TOTAL
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 1998           500   $     500   $ (19,362)   $ (18,862)

Net income                              --          --     137,563      137,563
Distributions to stockholder            --          --     (19,225)     (19,225)
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 1999           500         500      98,976       99,476

Net income                              --          --     182,199      182,199
Distributions to stockholder            --          --    (136,798)    (136,798)
                                 ----------  ----------  ----------   ----------

BALANCE AT DECEMBER 31, 2000           500   $     500   $ 144,377    $ 144,877
                                 ==========  ==========  ==========   ==========

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                     EXCALIBUR STEEL, INC.

                                   STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                       2000           1999
                                                                   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash collections                                               $ 4,655,316    $ 2,290,971
    Interest received                                                    1,742            338
    Cash paid for goods and services                                (4,448,479)    (2,268,331)
    Interest paid                                                      (45,536)        (6,243)
                                                                   ------------   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                     163,043         16,735
                                                                   ------------   ------------

NET CASH USED BY INVESTING ACTIVITIES:
    Purchases of equipment                                         $  (203,277)   $   (32,544)
                                                                   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                                        532,132        782,468
    Principal payments on notes payable                               (245,667)      (754,827)
    Distributions to stockholder                                      (136,798)       (19,225)
                                                                   ------------   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                     149,667          8,416
                                                                   ------------   ------------

         NET INCREASE (DECREASE) IN CASH                               109,433         (7,393)

CASH AT BEGINNING OF YEAR                                                   --          7,393
                                                                   ------------   ------------

         CASH AT END OF YEAR                                       $   109,433    $        --
                                                                   ============   ============

RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:
    NET INCOME                                                     $   182,199    $   137,563
                                                                   ------------   ------------
    ADJUSTMENTS TO RECONCILE NET INCOME TO NET
    CASH USED BY OPERATING ACTIVITIES:
        Depreciation                                                    86,450         45,548
        Bad debt provision                                               6,000             --
       CHANGES IN CERTAIN ASSETS AND LIABILITIES:
            (Increase) in receivable from stockholder                  (12,000)       (44,894)
            (Increase) in advances to employees                           (800)            --
            (Increase) Decrease in accounts receivable                 (45,479)      (222,285)
            (Increase) in work in process                              (15,000)       (45,000)
            Increase (Decrease) in cash overdrafts                     (57,050)        57,050
            Increase (Decrease) in accounts payable and accruals        18,723         88,753
                                                                   ------------   ------------
                  Total adjustments                                    (19,156)      (120,828)
                                                                   ------------   ------------

    NET CASH PROVIDED BY OPERATING ACTIVITIES                      $   163,043    $    16,735
                                                                   ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.


                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

                  Excalibur Steel, Inc. (referred to herein as the "Company") is a fabricator of specialty metal products for customers predominately located in the Tulsa, Oklahoma metropolitan area. The majority of the Company's sales consist of subcontracts from another local steel fabricator.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents. Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

         PROPERTY, PLANT AND EQUIPMENT
                  Property, plant and equipment are stated at cost less accumulated depreciation. Maintenance and minor repairs are charged to operations when incurred. When assets are retired or sold, the related costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in current operations. Depreciation is computed using accelerated methods based on the estimated useful lives of the assets as follows:

                               Furniture and fixtures            4-7 years
                               Equipment                         3-7 years
                               Vehicles                          3-5 years

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $25,169 and $13,968, respectively.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment to the customer. Revenue from sales of completed structures temporarily stored for the customer in the Company's warehouse are recognized upon inspection and approval of the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company has elected and the shareholders have consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision for income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholders. At the discretion of the board of directors, the Company may pay dividends to the shareholders to provide them cash for personal income tax liabilities arising from the Company's operations.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment consists of the following at December 31, 2000:

                  Furniture and fixtures          $  33,412
                  Equipment                         246,682
                  Vehicles                           69,289
                                                  ----------
                                                    349,383
                  Less accumulated depreciation    (150,499)
                                                  ----------

                                                  $ 198,884
                                                  ==========

                  Depreciation expense for the years ended December 31, 2000 and 1999 was $86,450 and $45,548 respectively.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2000:

                Note payable to a bank, dated August 26, 1998, with interest at
                  10.50% per annum, and a maturity date of September 1, 2003.
                  The note is secured by a security agreement on certain fixed assets of the Company and the personal guarantee of a
                  stockholder.                                                           $        26,676

                Note payable to a credit union, dated December 3, 1998, with interest at 9.79% per annum, and a maturity date of December
                  15, 2001. The note is secured by a security agreement one of
                  the Company's vehicles.                                                          4,828

                Note payable to a bank, dated December 18, 1998, with interest at the prime rate plus 1.50% (11.00% at December 31, 2000), and a maturity date of December 18, 2003. The note is secured by a security agreement on certain fixed assets of the Company
                  and the personal guarantee of a stockholder.                                    13,369

                Note payable to a bank, dated December 30, 1999, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of January 1, 2005. The note is secured by a security agreement on certain fixed assets of the Company
                  and the personal guarantee of a stockholder.                                    38,155

                Note payable to a bank, dated January 11, 2000, with interest at
                  9.00% per annum, and a maturity date of January 11, 2004. The note is secured by a security agreement on certain fixed
                  assets of the Company and the personal guarantee of a
                  stockholder.                                                                    16,879

                                      F-48






                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT (CONTINUED)

                Note payable to a bank, dated April 5, 2000, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of April 5, 2005. The note is secured by a
                  security agreement on certain assets of the Company, a life insurance policy on a stockholder, and the personal guarantees
                  of the stockholders.                                                           264,197

                Note payable to a bank, dated July 17, 2000, with interest at the prime rate plus 2.00% (11.50% at December 31, 2000), and a maturity date of July 17, 2002. The note is secured by a
                  security agreement on certain fixed assets of the Company and
                  the personal guarantee of the majority stockholder.                             25,921

                Note payable to a bank, dated October 18, 2000, with interest at the prime rate plus 1.50% (11.00% at December 31, 2000), and a maturity date of October 18, 2005. The note is secured by a security agreement on certain fixed assets of the Company and
                  the personal guarantee of the majority stockholder.                             29,163
                                                                                         ----------------
                         Total                                                                   419,188

                Current portion of long-term debt                                               (101,952)
                                                                                         ----------------
                Long-term debt, net of current portion                                   $       317,236
                                                                                         ================

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT (CONTINUED)

                  Aggregate principal maturities of long-term debt are as follows:

                                         YEAR ENDING
                                         DECEMBER 31
                                         -----------
                                            2001            $     101,952
                                            2002                   99,660
                                            2003                   97,252
                                            2004                   88,092
                                            2005                   32,232
                                                            --------------

                                                            $     419,188
                                                            ==============

                  Interest expense was $45,536 and $15,858 for the years ended December 31, 2000 and 1999, respectively.

NOTE 5 - BENEFIT PLAN

                  In October 2000, the Company instituted a SIMPLE IRA plan covering substantially all employees. Any full-time employee who has completed 90 days of service may participate in the plan. The Company's funding policy is to make matching contributions to each participant's contribution up to three percent of the participant's compensation. In 2000, the Company made matching contributions of $3,948 to the plan.

NOTE 6 - CONCENTRATIONS OF RISK

                  In 2000 and 1999, one customer accounted for approximately 94% and 83% of gross sales, respectively. This customer accounted for approximately 99% of the Company's December 31, 2000 accounts receivable. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                  In 2000, two suppliers accounted for approximately 53% of the Company's total inventory purchases. In 1999, one supplier accounted for approximately 25% of the Company's total inventory purchases.

                  The Company maintains cash balances in three financial institutions in Oklahoma. The Federal Deposit Insurance Corporation insures the balances up to $100,000. At December 31, 2000, the Company's uninsured cash balances totaled $25,617.

                              EXCALIBUR STEEL, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company made payments to a stockholder for the rental of certain equipment totaling $24,000 and $26,353 in 2000 and 1999, respectively.

NOTE 8 - COMMITMENTS

                  The Company leases its office and manufacturing facility under a noncancelable operating lease, which expires November 1, 2005.

                  At December 31, 2000 future lease commitments total $507,268, as follows:

                                            YEAR ENDING
                                            DECEMBER 31:
                                            ------------
                                                2001          $       104,952
                                                2002                  104,952
                                                2003                  104,952
                                                2004                  104,952
                                                2005                   87,460
                                                              ----------------

                                                              $       507,268
                                                              ================

                  Rental expense for all leases amounted to $106,571 in 2000 and $54,870 in 1999.

NOTE 9 - SUBSEQUENT EVENTS

                  On August 14, 2001, the Company signed a letter of intent whereby the stockholders would sell 100% of their outstanding common stock in exchange for 1,500,000 shares of the purchaser's common stock. Additionally, the purchaser will issue at closing a subordinate debenture for $500,000 payable to the shareholders within 120 days accruing interest at 6% per annum and other terms and conditions, including employment contracts, cash payments, and a covenant not to compete.

                  On September 20, 2001, a complaint was filed against the Company with the National Labor Relations Board, alleging unfair labor practices. Management believes that the claims are without merit and is aggressively defending itself against all allegations. Management further believes that any losses resulting from this matter would not have a material effect on the financial position of the Company. Accordingly, no provision for any contingent liabilities that may result has been made in the financial statements.

                                 AERO WELD, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                                 AERO WELD, INC.
                                 ---------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Independent Auditor's Report                                               F-54

Balance Sheet                                                              F-55

Statements of Income                                                       F-56

Statements of Stockholders' Equity                                         F-57

Statements of Cash Flows                                                   F-58

Notes to Financial Statements                                              F-60

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Shareholders of
Aero Weld, Inc.
Broken Arrow, Oklahoma

         We have audited the balance sheet of Aero Weld, Inc. (an Oklahoma Subchapter S corporation) as of December 31, 2000 and the statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aero Weld, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with those accounting principles generally accepted in the United States of America.

                                             CROSS AND ROBINSON

                                             /s/ Cross and Robinson

                                             Certified Public Accountants

Tulsa, Oklahoma
October 24, 2001

                                 AERO WELD, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 2000

                                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                       $   676,618
    Accounts receivable, net of allowance for doubtful
        accounts of $25,000                                             578,734
    Receivable from employees                                            13,920
    Inventory                                                           458,835
                                                                    ------------
         TOTAL CURRENT ASSETS                                         1,728,107
                                                                    ------------

PROPERTY AND EQUIPMENT, NET - NOTES 3 AND 4                           1,193,483
                                                                    ------------

                  TOTAL ASSETS                                      $ 2,921,590
                                                                    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable and accrued liabilities                        $   344,327
    Current portion of long-term debt - Note 4                           24,240
    Capital lease obligations - Note 4                                   62,671
                                                                    ------------
         TOTAL CURRENT LIABILITIES                                      431,238
                                                                    ------------

LONG-TERM DEBT, NET OF CURRENT PORTION - NOTE 4                         294,107
                                                                    ------------

STOCKHOLDERS' EQUITY
    Common stock, $1 par value, 10,000 shares
        authorized; 500 shares issued and outstanding                       500
    Treasury stock, 250 shares, at cost                                  (5,100)
    Retained earnings                                                 2,200,845
                                                                    ------------
         TOTAL STOCKHOLDERS' EQUITY                                   2,196,245
                                                                    ------------

                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 2,921,590
                                                                    ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                 AERO WELD, INC.

                                INCOME STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000            1999
                                                     ------------   ------------

REVENUE                                              $ 9,420,326    $ 5,713,501

COST OF GOODS SOLD                                     5,905,789      4,060,983
                                                     ------------   ------------

         GROSS PROFIT                                  3,514,537      1,652,518

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES          1,276,008      1,139,248
                                                     ------------   ------------

OPERATING INCOME                                       2,238,529        513,270
                                                     ------------   ------------

OTHER INCOME (EXPENSE)
    Interest income                                        9,896          5,588
    Other income                                              51         24,849
    Rent income                                           10,300         15,610
    Interest expense                                     (37,607)       (34,344)
    Loss on sale of fixed asset                               --         (8,299)
                                                     ------------   ------------
         TOTAL OTHER INCOME (EXPENSE)                    (17,360)         3,404
                                                     ------------   ------------

                  NET INCOME                         $ 2,221,169    $   516,674
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                           AERO WELD, INC.

                                  STATEMENTS OF STOCKHOLDERS' EQUITY
                            FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                      COMMON STOCK
                               --------------------------    TREASURY       RETAINED
                                  SHARES        AMOUNT        STOCK         EARNINGS         TOTAL
                               ------------  ------------  ------------   ------------   ------------
BALANCE AT
DECEMBER 31, 1998                      500   $       500   $    (5,100)   $   387,480    $   382,880

Net income                              --            --            --        516,674        516,674
                               ------------  ------------  ------------   ------------   ------------

BALANCE AT
DECEMBER 31, 1999                      500           500        (5,100)       904,154        899,554

Net income                              --            --            --      2,221,169      2,221,169

Distributions to stockholder            --            --            --       (924,478)      (924,478)
                               ------------  ------------  ------------   ------------   ------------

BALANCE AT
DECEMBER 31, 2000                      500   $       500   $    (5,100)   $ 2,200,845    $ 2,196,245
                               ============  ============  ============   ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                                F-57

                                 AERO WELD, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000            1999
                                                     ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Cash collected from customers                    $ 9,281,260    $ 5,199,207
    Interest and dividends received                        9,896          5,588
    Cash paid for goods and services                  (6,673,856)    (4,772,979)
    Interest paid                                        (37,607)       (34,344)
                                                     ------------   ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES     2,579,693        397,472
                                                     ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of equipment                           --          7,500
    Purchases of equipment                              (271,352)      (912,513)
                                                     ------------   ------------
         NET CASH USED BY INVESTING ACTIVITIES          (271,352)      (905,013)
                                                     ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments on long term debt
    and capital lease obligations                       (264,605)       (29,000)
    Principal payments on officer notes payable         (559,379)            --
     Proceeds from officer loan                               --        531,308
    Distributions to stockholder                        (924,478)            --
                                                     ------------   ------------
         NET CASH PROVIDED BY FINANCING ACTIVITIES    (1,748,462)       502,308
                                                     ------------   ------------

NET INCREASE (DECREASE) IN CASH                          559,879         (5,233)

CASH AT BEGINNING OF YEAR                                116,739        121,972
                                                     ------------   ------------

         CASH AT END OF YEAR                         $   676,618    $   116,739
                                                     ============   ============

ACCOMPANYING NOTES ARE AN INTEGRAL PART
   OF THE FINANCIAL STATEMENTS.

                                                         2000           1999
                                                     ------------   ------------
RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY OPERATING ACTIVITIES:

NET INCOME                                           $ 2,221,169    $   516,674
                                                     ------------   ------------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
CASH USED BY OPERATING ACTIVITIES:
    Depreciation                                         448,671        373,650
    Bad debt provision                                    25,000             --
    Loss on sale of assets                                    --          8,298

   CHANGES IN CERTAIN ASSETS AND LIABILITIES:
        (Increase) Decrease in accounts receivable        74,684       (502,198)
        (Increase) in work in process inventory          (72,538)       (46,635)
        Decrease in other assets                           2,747         21,922
        (Decrease) in customer deposits                 (226,848)       (74,477)
        Increase in accounts payable                     101,805         98,964
        Increase in other current liabilities              5,003          1,274
                                                     ------------   ------------
              Total Adjustments                          358,524       (119,202)
                                                     ------------   ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES            $ 2,579,693    $   397,472
                                                     ============   ============

NONCASH INVESTING ACTIVITIES:
    Original cost of assets sold                     $        --    $   116,434
    Accumulated depreciation of assets sold          $        --    $  (100,635)

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

                  Aero Weld, Inc. (referred to herein as the "Company") is based in Broken Arrow, Oklahoma and is engaged in custom precision machining, custom metal fabrication and the manufacture of aircraft training equipment. The Company's primary customers are international and domestic military and commercial airlines and other commercial markets. Sales are made on an unsecured basis on credit terms determined by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
                  The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         REVENUE RECOGNITION
                  Revenue is generally recognized upon shipment of the completed job to the customer. Revenues are recorded net of returns, allowances and discounts.

         INCOME TAXES
                  The Company has elected and the shareholder has consented to be taxed as a "Small Business Corporation" under Section 1362 of the Internal Revenue Code. Accordingly, no provision of income taxes is included in the accompanying financial statements as income of the Company is taxable to the shareholder.

         CASH AND CASH EQUIVALENTS
                  The Company considers all cash and short-term cash investments with original maturities of three months or less to be cash equivalents.

                  Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks in accordance with the Company's cash management policies.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INVENTORIES
                  Inventories are stated at the lower of cost or market value, using the specific identification method. Cost of work-in-process includes labor, materials and production overhead.

         PROPERTY AND EQUIPMENT
                  Property and equipment are stated at cost, less accumulated depreciation and amortization. Expenditures for internal production of tools that have continuing value are capitalized. Capitalized tooling costs include labor, materials and production overhead. Expenditures for tools with no future value and maintenance and repairs are charged to expense as incurred. Depreciation is computed using various methods based upon the estimated useful lives of the assets as follows:

                          Equipment                                  4-7 years
                          Computer equipment                         3-7 years
                          Tooling and vehicles                       3-5 years
                          Buildings                                12-31 years

                  Depreciation of assets under capital leases is included in depreciation expense.

                  Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

         WARRANTY AND RETURN POLICY
                  The Company makes no warranty on the precision machining and metal fabrication beyond the customer's receipt of those items. The Company's warranty policy on training equipment generally provides 36 month coverage, subject to certain restrictions, for parts found to be defective due to Aero Weld's workmanship or the use of materials inferior to that required by Aero Weld's manufacturing techniques.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         ADVERTISING
                  Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense for 2000 and 1999 was $114,555 and $91,000, respectively.

         COMPENSATED ABSENCES
                  Employees of the Company are entitled to paid vacation after one year of service. Compensated absences for vacation pay have not been accrued since they cannot be reasonably estimated. The Company's policy is to recognize these costs when actually paid. Management believes if the costs were accrued as earned, it would have an immaterial effect on the financial statements.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

                  Property, plant and equipment consist of the following at December 31, 2000:

                  Equipment                       $ 1,814,514
                  Computer equipment                    9,329
                  Automotive equipment                 97,641
                  Land and buildings                  642,774
                  Improvements                        253,863
                                                  ------------
                                                    2,818,121
                  Less accumulated depreciation
                       and amortization            (1,624,638)
                                                  ------------

                                                  $ 1,193,483
                                                  ============

                  Depreciation and amortization expense for 2000 and 1999 was $448,671 and $373,650 respectively.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

         LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2000:

                  Term note payable to a bank, interest at prime rate plus 1.50%
                      (11.00% at December 31, 2000), with payments of $3,257 per month and a final payment of $253,631 when the note
                      matures on May 9, 2002. The note is collateralized by real
                      estate.                                                        $    262,736

                  Term note payable to a bank, interest at 8.50%, with payments of $1,478 per month and a maturity date of August 1, 2004.
                      This note is collateralized by equipment.                            55,611
                                                                                     -------------

                  Total long-term debt                                                    318,347
                  Current portion of long-term debt                                       (24,240)
                                                                                     -------------

                  Long-term debt, net of current portion                             $    294,107
                                                                                     =============

                  Aggregate principal maturities of long-term debt are as follows:

                                             YEAR ENDING
                                            DECEMBER 31:
                                            ------------
                                                2001              $      24,240
                                                2002                    266,748
                                                2003                     16,025
                                                2004                     11,334
                                                                  --------------

                                                                  $     318,347
                                                                  ==============

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 4 - LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (CONTINUED)

                  The Company has an available line of credit from a bank for $350,000. The credit line bears interest at prime plus 1.00% (10.50% at December 31, 2000). The credit line is secured by all assets of the Company. No amounts were outstanding at December 31, 2000.

         CAPITAL LEASES

                  The Company leases certain equipment under various capital lease arrangements that expire in 2001. Included in equipment are capital leases with an original cost of $ 339,389. The equipment had been fully depreciated as of December 31, 2000.

                  The remaining principal balances on the capital lease obligations at December 31, 2000 aggregated to $62,671. Capital lease payments remaining will be paid in full in 2001. Total payments in 2001 will be $ 64,660 with $ 1,989 representing interest expense.

NOTE 5 - BENEFIT PLAN

                  The Company sponsors a 401(k) profit sharing plan covering substantially all employees. Company contributions are made at the discretion of management. In 2000 and 1999 respectively, the Company contributed a total of $82,986 and $24,338.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK

                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables with customers.

                  One customer accounted for approximately 77% and 67% of the Company's total sales and 70% and 81% of the Company's year-end accounts receivable balances in 2000 and 1999, respectively. While the Company generally does not require collateral from its customers, management performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses, which when realized, have been within the range of management's expectations.

                                 AERO WELD, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE 6 - CONCENTRATIONS OF CREDIT RISK (CONTINUED)

                  The Company maintains its cash deposits in a single financial institution in Tulsa, Oklahoma, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). At December 31, 2000, the maximum loss that would have resulted from that risk totaled $195,213 for the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 7 - RELATED PARTY TRANSACTIONS

                  The Company purchased certain equipment at a total cost of $625,000 from its sole stockholder in 2000. The stockholder, who financed the purchases through a bank, had originally purchased this equipment. He pledged the equipment as collateral on two promissory notes to the bank. The original promissory notes totaling $440,000 are still collateralized by the equipment owned by the Company. The aggregate principal balance of the notes at December 31, 2000 totals $372,831 and the balance at the date of the audit report was $304,560.

                  The Company leases property owned by its sole stockholder through a non-cancelable lease, which expires on October 31, 2001. The Company made lease payments of $52,500 during 2000 and had a future minimum lease obligation of $75,000 at December 31, 2000.

NOTE 8 - SUBSEQUENT EVENTS

                  On August 14, 2001, the Company signed a letter of intent along with the buyer, Excalibur Industries, Inc., whereby the Company's stockholders agreed to sell certain assets and their attendant liabilities. This letter was amended on September 24, 2001. The terms of the sale are that the Company will sell the cash and cash equivalents, accounts receivable, raw materials inventory, work in process inventory, accounts payable and associated payroll liabilities. The stockholders will receive a cash down payment of $4,250,000 and a subordinated debenture in the amount of $988,500. The interest rate is 8% and the note is amortized over 10 years but will have a balloon payment at the end of 54 months.

                         UNAUDITED PRO FORMA INFORMATION

         The following unaudited pro forma combined condensed financial information gives effect to the recent acquisition by Global Realty Management Group, Inc. of Excalibur Holdings, Inc and the recent acquisition by Excalibur Holdings, Inc. of Shumate Machine Works, Inc. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of Global Realty Management Group, Excalibur Holdings and Shumate Machine Works and has been prepared to reflect the acquisition by Global Realty Management Group of Excalibur Holdings and the acquisition by Excalibur Holdings of Shumate as if the acquisitions had occurred as of January 1, 2001. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of Global Realty Management Group, Excalibur Holdings, Excalibur Holdings' newly acquired subsidiaries Excalibur Steel, Excalibur Aerospace d.b.a. Aero Weld and Shumate Machine Works and combines the results of operations of Global Realty Management Group for the year ended December 31, 2001 and the three-month period ended March 31, 2002 with the results of operations for Excalibur Holdings, Excalibur Holdings' newly acquired subsidiaries Excalibur Steel, Excalibur Aerospace d.b.a. AeroWeld and Shumate Machine Works as if the acquisitions had occurred as of January 1, 2001.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisitions had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of Global Realty Management Group. The pro forma combined condensed financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the operations of Global Realty Management Group, Excalibur Holdings and Shumate Machine Works. The costs related to restructuring and integration have not yet been determined.

         The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of Global Realty Management Group and the audited financial statements and accompanying notes of Global Realty Management Group, Excalibur Holdings, Shumate Machine Works, Excalibur Steel and Aero Weld which are included elsewhere in the report herein.

         The unaudited condensed financial statements as of and for the three months ended March 31, 2002 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of the respective managements of Global Realty Management Group and Excalibur Holdings include all adjustments necessary for a fair presentation of the interim financial information for the period presented.


                                                       EXCALIBUR INDUSTRIES
                                              PRO FORMA CONSOLIDATED BALANCE SHEET
                                                         MARCH 31, 2002

                                                CONSOLIDATED        GLOBAL REALTY
                                                 EXCALIBUR           MANAGEMENT      ADJUSTMENTS          CONSOLIDATED
                                                  HOLDINGS (1)         GROUP                               PRO FORMA
ASSETS

CURRENT ASSETS
      Cash                                     $    306,847       $        911                             $    307,758
      Accounts Receivable-Net                  $  2,448,984       $     50,000                             $  2,498,984
      Accounts Receivable-S/H                  $    472,656                                                $    472,656
      Inventory                                $  1,562,202                                                $  1,562,202
      Other Current Assets                     $    154,497                                                $    154,497
         Total Current Assets                  $  4,945,186       $     50,911                             $  4,996,097

PROPERTY, PLANT AND EQUIPMENT (NET)            $  6,238,446                                                $  6,238,446

OTHER ASSETS
      Goodwill                                 $  3,359,261                                                $  3,359,261
      Other Assets                             $    299,896                                                $    299,896
         Total Other Assets                    $  3,659,157                                                $  4,279,960

TOTAL ASSETS                                   $ 14,842,789       $     50,911                             $ 14,893,700

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
       Accounts Payable                        $  2,342,763       $     17,050                             $  2,359,813
       Current Notes Payable                   $  2,456,744       $     40,100                             $  2,496,844
       Accrued Expenses                        $    444,867                                                $    444,867
           Total Current Liabilities           $  5,244,374       $     57,150                             $  5,301,524

LONG TERM DEBT
       Notes Payable                           $  4,433,512                                                $  4,433,512
       Long Term Portion-Deferred Taxes        $    109,150                                                $    109,150

TOTAL LIABILITIES                              $  9,787,036                                                $  9,844,186

Common Stock                                   $     11,743       $        714       $       464(2)(3)     $     12,921
Paid In Capital                                $  6,495,897       $    109,786       $    74,536(2)(3)     $  6,680,219
Preferred Stock                                $      1,600                                                $      1,600
Retained Earnings                              $ (1,453,487)      $   (116,739)      $   (75,000) (3)      $ (1,645,226)
      TOTAL STOCKHOLDERS' EQUITY               $  5,055,753       $     (6,239)      $    -0-              $  5,049,514

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY      $ 14,842,789       $     50,911                             $ 14,893,700


Notes to Balance Sheet Adjustments

Note (1) The Balance Sheet for Excalibur Holdings includes all subsidiaries including Shumate Machine Works, Inc., which was acquired on March 29, 2002.

Note (2) As a part of the fees paid for services rendered for the reverse Acquisition between Excalibur Holdings and Global Realty Management Group, Atlas Capital was issued 413,869 shares of common stock. These shares were deemed a cost of the reverse acquisition and have been charged to stockholders' equity.

Note (3) As a condition to the reverse acquisition between Excalibur Holdings and Global Realty Management Group, Global Realty issued an aggregate of 50,000 shares of its common stock to its former executive officers for services rendered. Theses shares were valued at $1.50 per share at the date of issuance.


                                                           EXCALIBUR INDUSTRIES
             PRO FORMA CONSOLIDATED INCOME STATEMENT FOR EXCALIBUR HOLDINGS AND SUBSIDIARIES WITH SHUMATE AND GLOBAL REALTY
                                                  FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                                     GLOBAL REALTY
                           EXCALIBUR                      EXCALIBUR      SHUMATE       MANAGEMENT       ADJUSTMENT     CONSOLIDATED
                             STEEL        AEROWELD        HOLDINGS       MACHINE         GROUP                          PRO FORMA
REVENUE                  $  7,026,627  $  9,394,529     $      8,151  $  2,840,293                                     $19,269,600
TOTAL COST OF SALES      $  6,163,775  $  5,625,276     $    126,681  $  2,003,884                   $    217,663 (1)  $14,137,279

GROSS PROFIT             $    862,852  $  3,769,253     $   (118,530) $    836,409                   $   (217,663)     $ 5,132,321

GENERAL & ADMIN EXPENSES $    663,247  $  1,459,679     $    636,864  $    554,506  $     43,618     $     319,834     $ 3,677,748
                                                                                                                 (2)(5)

OPERATING PROFIT         $    199,605  $  2,309,574     $   (755,394) $    281,903  $    (43,618)    $    (537,497)    $ 1,454,573

INTEREST EXPENSE         $    (58,337) $    (18,689)    $    (40,220) $    (75,182) $     (3,913)    $    163,372 (3)  $  (359,713)

SUNDRY NET               $        -0-  $     45,130     $        -0-  $        -0-  $        -0-                       $    45,130

EARNINGS(LOSS) BEFORE
 INCOME TAXES            $    141,268  $  2,336,015     $   (795,614) $    206,721  $    (47,531)    $    (700,869)    $ 1,139,990

INCOME TAX EXPENSE                                                    $    (63,054)                  $   (381,542)(4)  $  (444,596)
NET INCOME               $    141,268  $  2,336,015     $   (795,614) $    143,667  $    (47,531)    $ (1,082,411)     $  (695,394)



                                                        EXCALIBUR INDUSTRIES
          PRO FORMA CONSOLIDATED INCOME STATEMENT FOR EXCALIBUR HOLDINGS AND SUBSIDIAIRIES WITH SHUMATE AND GLOBAL REALTY
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                     GLOBAL REALTY
                           EXCALIBUR                      EXCALIBUR      SHUMATE       MANAGEMENT       ADJUSTMENT     CONSOLIDATED
                             STEEL        AEROWELD         HOLDINGS       MACHINE         GROUP                         PRO FORMA

REVENUE                  $ 1,850,486   $ 1,078,523      $   544,408   $ 1,369,847                                     $ 4,843,264
TOTAL COST OF SALES      $ 1,454,528   $   618,126      $   545,076   $   887,945                    $    57,272 (1)  $ 3,562,947

GROSS PROFIT             $   395,958   $   460,397      $      (668)  $   481,902                    $   (57,272)     $ 1,280,317

GENERAL & ADMIN EXPENSES $   162,606   $   156,626      $   433,628   $   163,082   $    32,701      $    68,334      $ 1,016,977

OPERATING PROFIT         $   233,352   $   303,771      $  (434,296)  $   318,820   $   (32,701)     $  (125,606)     $   263,340

INTEREST EXPENSE         $    (1,827)  $       -0-      $   (83,173)  $   (41,094)  $      (921)     $    (9,000)(3)  $  (136,015)

SUNDRY (NET)             $        19   $       188      $        30                 $   100,000                       $   100,237

EARNINGS(LOSS) BEFORE
 INCOME TAXES            $   231,544   $   303,959      $  (517,439)  $   277,726   $    66,378      $  (134,606)      $  227,562

INCOME TAX EXPENSE                                                                                   $   (88,749)(4)  $   (88,749)

NET INCOME               $   231,544   $   303,959      $  (517,439)  $   277,726   $    66,378      $  (223,355)     $   138,813



         Notes to Pro Forma Income Statements

Note (1) Adjusted depreciation expense to reflect increase as a result of increase in asset fair value from the acquisition of other companies.

Note (2) Adjusted General and Administrative expenses as a result of full period of consulting agreement to the former owner of $500,004 for the year 2001 and $83,334 for the first quarter of 2002. Also included in this adjustment is an offset of owner expenses such as his salary, fringe benefits and other related expenses. This amount of this positive adjustment is $255,170 for the year 2001 and $15,000 for the first quarter of 2002.

Note (3) Interest Expense is adjusted to reflect the debt incurred for these acquisitions as if the debt was incurred as of January 1, 2001.

Note (4) Income tax expense is recognized on the pro forma earnings before tax at an effective rate of 39%

Note (5) As a condition to the reverse acquisition between Excalibur Holdings and Global Realty Management Group, Global Realty issued an aggregate of 50,000 shares of its common stock to its former executive officers for services rendered. These shares were valued at $1.50 per share and treated as a bonus.